Exhibit 4.1

EXECUTION COPY

RSB BONDCO LLC,

Issuer,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Indenture Trustee and Securities Intermediary

______________________________

INDENTURE

Dated as of June 29, 2007

______________________________

Issuable in Series

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.	2
SECTION 1.02. Incorporation by Reference of Trust Indenture Act.	2
SECTION 1.03. Rules of Construction.	2

ARTICLE II
THE RATE STABILIZATION BONDS

SECTION 2.01. Form.	3
SECTION 2.02. Denominations; Rate Stabilization Bonds Issuable in Series.	3
SECTION 2.03. Execution, Authentication and Delivery.	5
SECTION 2.04. Temporary Rate Stabilization Bonds.	5
SECTION 2.05. Registration; Registration of Transfer and Exchange of Rate Stabilization Bonds.	5
SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Rate Stabilization Bonds.	7
SECTION 2.07. Persons Deemed Owner.	8
SECTION 2.08. Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved.	8
SECTION 2.09. Cancellation.	9
SECTION 2.10. Outstanding Amount; Authentication and Delivery of Rate Stabilization Bonds.	10
SECTION 2.11. Book-Entry Rate Stabilization Bonds.	19
SECTION 2.12. Notices to Clearing Agency.	20
SECTION 2.13. Definitive Rate Stabilization Bonds.	20
SECTION 2.14. CUSIP Number.	21
SECTION 2.15. Letter of Representations.	21
SECTION 2.16. Special Terms Applicable to Subsequent Transfers of Certain Rate Stabilization Bonds.	21
SECTION 2.17. Tax Treatment.	22
SECTION 2.18. State Pledge.	22
SECTION 2.19. Security Interests.	23

ARTICLE III
COVENANTS

SECTION 3.01. Payment of Principal, Premium, if any, and Interest.	24
SECTION 3.02. Maintenance of Office or Agency.	24
SECTION 3.03. Money for Payments To Be Held in Trust.	25
SECTION 3.04. Existence.	26

i

EXHIBITS AND SCHEDULES

EXHIBIT A	Form of Rate Stabilization Bonds
EXHIBIT B	Form of Series Supplement
EXHIBIT C	Form of Investor Representation Letter
EXHIBIT D	Form of ERISA Representation Letter
EXHIBIT E	Servicing Criteria to be Addressed by Indenture Trustee in Assessment of Compliance

APPENDIX

APPENDIX A	Definitions

v

TRUST INDENTURE ACT CROSS REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	N.A.
	(a)(5)	6.11
	(b)	6.12
	(c)	N.A.
311	(a)	6.13
	(b)	6.13
	(c)	N.A.
312	(a)	7.01 and 7.02
	(b)	7.02
	(c)	7.02
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.04
	(d)	7.04
314	(a)	3.09, 4.01, and 7.03(a)
	(b)	3.06 and 4.01
	(c)(1)	2.10, 4.01 and 11.01(a)
	(c)(2)	2.10, 4.01 and 11.01(a)
	(c)(3)	2.10 4.01 and 11.01(a)
	(d)	2.10, 8.04(b) and 10.01(b)
	(e)	10.01(a)
	(f)	10.01(a)

TIA Section	Indenture Section
315	(a)	6.01(b)(i)(ii)
	(b)	6.05
	(c)	6.01 (a)
	(d)	6.01(c)(i)-(iii)
	(e)	5.13
316	(a) (last sentence)	Appendix A – definition of “Outstanding”
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	Omitted
	(b)	5.07
	(c)	Appendix A – definition of “Record Date”
317	(a)(1)	5.03(a)
	(a)(2)	5.03(c)(iv)
	(b)	3.03
318	(a)	10.07

**           “N.A.” shall mean “not applicable”.

THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THIS INDENTURE.

This INDENTURE dated as of June 29, 2007, by and between RSB BONDCO LLC, a Delaware limited liability company (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties (as defined herein) and in its separate capacity as a securities intermediary (the “Securities Intermediary”).

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other and each of the Holders:

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of Rate Stabilization Bonds issuable in Series hereunder, each Series to be of substantially the tenor set forth herein and in the respective Series Supplement relating to each such Series of Rate Stabilization Bonds.

The Rate Stabilization Bonds shall be non-recourse obligations and shall be secured by and payable solely out of the proceeds of the Rate Stabilization Property and the other Rate Stabilization Bond Collateral.  If and to the extent that such proceeds of Rate Stabilization Property and the other Rate Stabilization Bond Collateral are insufficient to pay all amounts owing with respect to the Rate Stabilization Bonds, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Issuer, and the Holders, by their acceptance of the Rate Stabilization Bonds, waive any such Claim.

All things necessary to (a) make the Rate Stabilization Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises herein contained and of the purchase of the Rate Stabilization Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Rate Stabilization Bonds, the payment of all other amounts due under or in connection with this Indenture (including, without limitation, all fees, expenses, counsel fees and expenses, and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in such Rate Stabilization Bonds, has hereby executed and delivered this Indenture and by these presents does hereby and under one or more Series Supplements will convey, grant and assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Secured Parties of the related Series, all and singular the property described in one or more Series Supplements (such property with respect to a particular Series hereinafter referred to as the “Series Rate Stabilization Bond Collateral” and all such property, collectively, hereinafter referred to as the “Rate Stabilization Bond Collateral”).  Each Series

Supplement will more particularly describe the obligations of the Issuer secured by the applicable Series Rate Stabilization Bond Collateral.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Rate Stabilization Bonds are to be issued, countersigned and delivered and that all of the Rate Stabilization Bond Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.  Except as otherwise specified herein or as the context may otherwise require, the capitalized terms used herein shall have the respective meanings set forth in Appendix A attached hereto and made a part hereof for all purposes of this Indenture.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Rate Stabilization Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.03.  Rules of Construction.  Unless the context otherwise requires:

(i)         a term has the meaning assigned to it;

(ii)        an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time;

(iii)       “or” is not exclusive;

(iv)       “including” means including without limitation;

(v)        words in the singular include the plural and words in the plural include the singular; and

(vi)       the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE RATE STABILIZATION BONDS

SECTION 2.01.  Form.  The Rate Stabilization Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the related Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Rate Stabilization Bonds, as evidenced by their execution of such Rate Stabilization Bonds.  Any portion of the text of any Rate Stabilization Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Rate Stabilization Bond.

The Rate Stabilization Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Rate Stabilization Bonds, as evidenced by their execution of such Rate Stabilization Bonds.

Each Rate Stabilization Bond shall be dated the date of its authentication.  The terms of the Rate Stabilization Bonds set forth in Exhibit A are part of the terms of this Indenture.

SECTION 2.02.  Denominations; Rate Stabilization Bonds Issuable in Series.  The Rate Stabilization Bonds shall be issuable in the Minimum Denomination specified in the applicable Series Supplement and, except as otherwise provided in such Series Supplement, in integral multiples thereof.

The Rate Stabilization Bonds may, at the election of and as authorized by a Responsible Officer of the Issuer, be issued in one or more Series (each comprised of one or more Tranches), and shall be designated generally as the “Rate Stabilization Bonds” of the Issuer, with such further particular designations added or incorporated in such title for the Rate Stabilization Bonds of any particular Series or Tranche as a Responsible Officer of the Issuer may determine.  Each Rate Stabilization Bond shall bear upon its face the designation so selected for the Series or Tranche to which it belongs.  All Rate Stabilization Bonds of the same Series shall be identical in all respects except for the denominations thereof, unless such Series is comprised of one or more Tranches, in which case all Rate Stabilization Bonds of the same Tranche shall be identical in all respects except for the denominations thereof.  All Rate Stabilization Bonds of a particular Series or, if such Series is comprised of one or more

Tranches, all Rate Stabilization Bonds of a particular Tranche thereof, in each case issued under this Indenture, shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

No Series of Rate Stabilization Bonds shall be subordinated in right of payment to any other Series of Rate Stabilization Bonds.

Each Series of Rate Stabilization Bonds shall be created by a Series Supplement authorized by a Responsible Officer of the Issuer and establishing the terms and provisions of such Series.  The several Series and Tranches thereof may differ as between Series and Tranches, in respect of any of the following matters:

(1)           designation of the Series and, if applicable, the Tranches thereof;

(2)           the principal amount;

(3)           the Rate Stabilization Bond Interest Rate;

(4)           the Payment Dates;

(5)           the Scheduled Final Payment Dates;

(6)           the Final Maturity Date;

(7)           the Series Issuance Date;

(8)           the place or places for the payment of interest, principal and premium, if any;

(9)           the Rate Stabilization Bond Collateral;

(10)         the Minimum Denominations;

(11)         the Expected Amortization Schedule;

(12)         provisions with respect to the definitions set forth in Appendix A hereto;

(13)         whether or not the Rate Stabilization Bonds of such Series are to be Book-Entry Rate Stabilization Bonds and the extent to which Section 2.11 should apply;

(14)         to the extent applicable, the extent to which payments on the Rate Stabilization Bonds of any Tranche of the related Series are subordinate to or pari passu in right of payment of principal and interest to other Tranche of such Series; and

(15)         any other provisions expressing or referring to the terms and conditions upon which the Rate Stabilization Bonds of the applicable Series or Tranche are to be issued under this Indenture that are not in conflict with the provisions of this Indenture and as to which the Rating Agency Condition is satisfied.

SECTION 2.03.  Execution, Authentication and Delivery.  The Rate Stabilization Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers.  The signature of any such Responsible Officer on the Rate Stabilization Bonds may be manual or facsimile.

Rate Stabilization Bonds bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Rate Stabilization Bonds or did not hold such offices at the date of such Rate Stabilization Bonds.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Rate Stabilization Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver such Rate Stabilization Bonds as in this Indenture provided and not otherwise.

No Rate Stabilization Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Rate Stabilization Bond a certificate of authentication substantially in the form provided for therein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Rate Stabilization Bond shall be conclusive evidence, and the only evidence, that such Rate Stabilization Bond has been duly authenticated and delivered hereunder.

SECTION 2.04.  Temporary Rate Stabilization Bonds.  Pending the preparation of Definitive Rate Stabilization Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Rate Stabilization Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Rate Stabilization Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Rate Stabilization Bonds may determine, as evidenced by their execution of such Rate Stabilization Bonds.

If Temporary Rate Stabilization Bonds are issued, the Issuer will cause Definitive Rate Stabilization Bonds to be prepared without unreasonable delay.  After the preparation of Definitive Rate Stabilization Bonds, the Temporary Rate Stabilization Bonds shall be exchangeable for Definitive Rate Stabilization Bonds upon surrender of the Temporary Rate Stabilization Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder.  Upon surrender for cancellation of any one or more Temporary Rate Stabilization Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Rate Stabilization Bonds in any Minimum Denominations.  Until so delivered in exchange, the Temporary Rate Stabilization Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Rate Stabilization Bonds.

SECTION 2.05.  Registration; Registration of Transfer and Exchange of Rate Stabilization Bonds.  The Issuer shall cause to be kept a register (the “Rate Stabilization Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Rate Stabilization Bonds and the registration of transfers of Rate Stabilization Bonds.  The Indenture Trustee shall be “Rate Stabilization Bond Registrar” for the purpose of registering Rate Stabilization Bonds and transfers of Rate Stabilization Bonds as herein provided.  Upon any resignation of any Rate Stabilization Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Rate Stabilization Bond Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Rate Stabilization Bond Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Rate Stabilization Bond Registrar and of the location, and any change in the location, of the Rate Stabilization Bond Register, and the Indenture Trustee shall have the right to inspect the Rate Stabilization Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Rate Stabilization Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of such Rate Stabilization Bonds (separately stated by Series and Tranche).

Upon surrender for registration of transfer of any Rate Stabilization Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Rate Stabilization Bonds in any Minimum Denominations, of the same Series (and, if applicable, Tranche) and aggregate principal amount.

At the option of the Holder, Rate Stabilization Bonds may be exchanged for other Rate Stabilization Bonds in any Minimum Denominations, of the same Series (and, if applicable, Tranche) and aggregate principal amount, upon surrender of the Rate Stabilization Bonds to be exchanged at such office or agency as provided in Section 3.02.  Whenever any Rate Stabilization Bonds are so surrendered for exchange, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute and, upon any such execution, the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Rate Stabilization Bonds which the Holder making the exchange is entitled to receive.

All Rate Stabilization Bonds issued upon any registration of transfer or exchange of other Rate Stabilization Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Rate Stabilization Bonds surrendered upon such registration of transfer or exchange.

Every Rate Stabilization Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Rate Stabilization Bonds, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge or any fees or expenses of the Indenture Trustee that may be imposed in connection with any registration of transfer or exchange of Rate Stabilization Bonds, other than exchanges pursuant to Sections 2.04 or 2.06 not involving any transfer.

The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the Rate Stabilization Bond Registrar need not register, transfers or exchanges (i) of any Rate Stabilization Bond that has been submitted within fifteen (15) days preceding the due date for any payment with respect to such Rate Stabilization Bond until after such due date has occurred or (ii) of Unregistered Rate Stabilization Bonds unless Section 2.16 has been complied with in connection with such transfer or exchange.

SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Rate Stabilization Bonds.  If (i) any mutilated Rate Stabilization Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Rate Stabilization Bond and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Rate Stabilization Bond Registrar or the Indenture Trustee that such Rate Stabilization Bond has been acquired by a Protected Purchaser, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute and, upon the Issuer’s written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Rate Stabilization Bond, a replacement Rate Stabilization Bond of like Series (and, if applicable, Tranche), tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Rate Stabilization Bond, but not a mutilated Rate Stabilization Bond, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Rate Stabilization Bond, the Issuer may pay such destroyed, lost or stolen Rate Stabilization Bond when so due or payable without surrender thereof.  If, after the delivery of such replacement Rate Stabilization Bond or payment of a destroyed, lost or stolen Rate Stabilization Bond pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Rate Stabilization Bond in lieu of which such replacement Rate Stabilization Bond was issued presents for payment such original Rate Stabilization Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Rate Stabilization Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Rate Stabilization Bond from such Person to whom such replacement Rate Stabilization Bond was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Rate Stabilization Bond under this Section 2.06, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such Rate Stabilization Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Rate Stabilization Bond Registrar) connected therewith.

Every replacement Rate Stabilization Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Rate Stabilization Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Rate Stabilization Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Rate Stabilization Bonds duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Rate Stabilization Bonds.

SECTION 2.07.  Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Rate Stabilization Bond, the Issuer, the Indenture Trustee, the Rate Stabilization Bond Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Rate Stabilization Bond is registered (as of the day of determination) as the owner of such Rate Stabilization Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Rate Stabilization Bond and for all other purposes whatsoever, whether or not such Rate Stabilization Bond be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.08.  Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved.

(a)           The Rate Stabilization Bonds shall accrue interest as provided in the related Series Supplement at the applicable Rate Stabilization Bond Interest Rate, and such interest shall be payable on each applicable Payment Date.  Any installment of interest, principal or premium, if any, payable on any Rate Stabilization Bond which is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Rate Stabilization Bond (or one or more Predecessor Rate Stabilization Bonds) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Rate Stabilization Bond Register on such Record Date or in such other manner as may be provided in the related Series Supplement except that (i) upon application to the Indenture Trustee by any Holder owning Rate Stabilization Bonds of any Tranche in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder and (ii) with respect to Book-Entry Rate Stabilization Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Rate Stabilization Bond unless and until such Global Rate Stabilization Bond is exchanged for Definitive Rate Stabilization Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Rate Stabilization Bond on a Payment Date which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b)           The principal of each Rate Stabilization Bond of each Series (and, if applicable, Tranche) shall be paid, to the extent funds are available therefor in the applicable Collection Account, in installments on each Payment Date specified in the related Series Supplement; provided that installments of principal not paid when scheduled to be paid in accordance with the Expected Amortization Schedule shall be paid upon receipt of money available for such purpose, in the order set forth in the Expected Amortization Schedule.  Failure to pay principal in accordance with such Expected Amortization Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture; provided, however that failure to pay the entire unpaid principal amount of the Rate Stabilization Bonds of a Tranche or Series upon the Final Maturity Date for the related Series shall constitute a Default or Event of Default with respect to such Series under this Indenture.  Notwithstanding the foregoing, the entire unpaid principal amount of the Rate Stabilization Bonds of a Series shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing with respect to such Series, if the Indenture Trustee or the Holders of the Rate Stabilization Bonds representing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of such Series have declared the Rate Stabilization Bonds to be immediately due and payable in the manner provided in Section 5.02.  All payments of principal and premium, if any, on the Rate Stabilization Bonds of any Series shall be made pro rata to the Holders entitled thereto unless otherwise provided in the related Series Supplement with respect to any Tranche of Rate Stabilization Bonds included in such Series.  The Indenture Trustee shall notify the Person in whose name a Rate Stabilization Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such Rate Stabilization Bond will be paid.  Such notice shall be mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Rate Stabilization Bond and shall specify the place where such Rate Stabilization Bond may be presented and surrendered for payment of such installment.

(c)           If interest on the Rate Stabilization Bonds of any Series is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Rate Stabilization Bond Interest Rate to the extent lawful)  to the Persons who are Holders on a subsequent Special Record Date.  The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least ten (10) days before any such Special Record Date, the Issuer shall mail to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

SECTION 2.09.  Cancellation.  All Rate Stabilization Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Rate Stabilization Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Rate Stabilization Bonds so delivered shall be promptly canceled by the Indenture Trustee.  No Rate Stabilization Bonds shall be authenticated in lieu of or in exchange for any Rate Stabilization Bonds canceled as provided in this Section 2.09, except as expressly permitted by this Indenture.  All canceled Rate

Stabilization Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.10.  Outstanding Amount; Authentication and Delivery of Rate Stabilization Bonds.  The aggregate Outstanding Amount of Rate Stabilization Bonds that may be authenticated and delivered under this Indenture shall not exceed the aggregate of the amounts of Rate Stabilization Bonds that are authorized in each Applicable Qualified Rate Order but otherwise shall be unlimited.

Rate Stabilization Bonds of each Series created and established by a Series Supplement may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, or the causing to occur by the Issuer, of the following; provided, however, that compliance with such conditions and delivery of such documents shall only be required in connection with the original issuance of a Rate Stabilization Bond or Rate Stabilization Bonds of such Series:

(1)           Issuer Action.  An Issuer Order authorizing and directing the authentication and delivery of the Rate Stabilization Bonds by the Indenture Trustee and specifying the principal amount of Rate Stabilization Bonds to be authenticated.

(2)           Authorizations.  Copies of (x) a Qualified Rate Order related to such Series which shall be in full force and effect and be Final, (y) certified resolutions of the Managers or Member of the Issuer authorizing the execution and delivery of each Series Supplement and the execution, authentication and delivery of such Rate Stabilization Bonds and (z) a duly executed Series Supplement for the applicable Series of Rate Stabilization Bonds to be issued.

(3)           Opinions.

(a)           An Opinion of Counsel of external counsel of the Issuer that the Applicable Qualified Rate Order is in full force and effect, that the Applicable Qualified Rate Order is Final and that no other authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid issuance, authentication and delivery of such Rate Stabilization Bonds, except for such registrations as are required under the “Blue Sky” and securities laws of any State or such authorizations, approvals or consents of governmental bodies that have been obtained and copies of which have been delivered with such Opinion of Counsel.

(b)           An Opinion of Counsel of external counsel of the Issuer that no authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid execution and delivery by the Issuer of each of the Basic Documents to which the Issuer is a party and that is executed and delivered in connection with such Rate Stabilization Bond issuance, except for such authorizations, approvals or consents of governmental bodies that have been obtained and copies of which have been delivered with such Opinion of Counsel.

(4)           Authorizing Certificate.  An Officer’s Certificate, dated the Series Issuance Date, certifying that (a) the Issuer has duly authorized the execution and delivery of this Indenture and the related Series Supplement and the execution and delivery of the Rate Stabilization Bonds of such Series and (b) that the Series Supplement for such Series of Rate Stabilization Bonds is in the form attached thereto, which Series Supplement shall comply with the requirements of Section 2.02.

(5)           The Rate Stabilization Bond Collateral.  The Issuer shall have made or caused to be made all filings with the PSC, the Maryland State Department of Assessments and Taxation, and the Delaware Secretary of State pursuant to the Qualified Rate Order, the Rate Stabilization Law and the UCC and all other filings necessary to perfect the Grant of the Series Rate Stabilization Bond Collateral to the Indenture Trustee and the Lien of this Indenture.

(6)           Certificates of the Issuer and the Seller.

(a)           An Officer’s Certificate, dated as of the Series Issuance Date:

(i)           to the effect that (A) the Issuer is not in Default under this Indenture and that the issuance of the Rate Stabilization Bonds will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Qualified Rate Order relating to the Rate Stabilization Bonds or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and (B) that all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Rate Stabilization Bonds have been complied with;

(ii)           to the effect that the Issuer has not assigned any interest or participation in the Series Rate Stabilization Bond Collateral except for the Grant contained in the Series Supplement for such Series; the Issuer has the power and right to Grant the Series Rate Stabilization Bond Collateral to the Indenture Trustee as security hereunder and thereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee a first priority perfected security interest in all of its right, title and interest in and to such Series Rate Stabilization Bond Collateral free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance arising as a result of actions of the Issuer or through the Issuer, except Permitted Liens;

(iii)           to the effect that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.06;

(iv)           to the effect that attached thereto are duly executed, true and complete copies of the Sale Agreement, the Servicing Agreement, and the Administration Agreement which are, to the knowledge of the Issuer, in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements; and

(v)           stating that all filings with the PSC, the Maryland State Department of Assessments and Taxation and the Delaware Secretary of State pursuant to the Rate Stabilization Law, the Qualified Rate Order and the UCC and relating to the Rate Stabilization Bonds and all UCC financing statements with respect to the Series Rate Stabilization Bond Collateral which are required to be filed by the terms of the Qualified Rate Order, the Rate Stabilization Law, the Sale Agreement, the Servicing Agreement and this Indenture, or as otherwise necessary to perfect the Grant of the Series Rate Stabilization Bond Collateral to the Indenture Trustee and the Lien of this Indenture, have been filed as required.

(b)           An officer’s certificate from the Seller, dated as of the Series Issuance Date, to the effect that, in the case of the Rate Stabilization Property identified in the related Bill of Sale, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement:

(i)           the Seller was the original and the sole owner of such Rate Stabilization Property, free and clear of any Lien; the Seller had not assigned any interest or participation in such Rate Stabilization Property and the proceeds thereof; the Seller has the power, authority and right to own, sell and assign such Rate Stabilization Property and the proceeds thereof to the Issuer; and the Seller, subject to the terms of the Sale Agreement, will have validly sold and assigned to the Issuer all of its right, title and interest in and to such Rate Stabilization Property and the proceeds thereof, free and clear of any Lien (other than Permitted Liens) and such sale and assignment will be absolute and irrevocable and will be perfected; and

(ii)           the attached copy of the Qualified Rate Order creating such Rate Stabilization Property is true and complete, is in full force and effect and is Final.

(7)           Opinion of Tax Counsel.  The Seller shall have received and delivered to the Issuer and the Indenture Trustee an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that (a) the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Rate Stabilization Bonds will be treated as debt of the Issuer's sole owner for United States federal income tax purposes; (b) for United States federal income tax purposes, the issuance of the Rate Stabilization Bonds will not result in gross income to the Seller; and (c) in the case of a subsequent issuance of Rate Stabilization Bonds only, such issuance will not adversely affect the characterization of any then outstanding Rate Stabilization Bonds as obligations of the Issuer's sole owner.  The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such letter rulings and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings.

(8)           Opinion of Counsel.  Unless otherwise specified in a Series Supplement, an Opinion or Opinions of Counsel, dated the Series Issuance Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, substantively to the collective effect that:

(a)           The Indenture has been duly qualified under the Trust Indenture Act, and the related Series Supplement either is qualified under the Trust Indenture Act or no such qualification is necessary under the Trust Indenture Act.

(b)           All instruments furnished to the Indenture Trustee pursuant to the Indenture conform to the requirements set forth in the Indenture and constitute all of the documents required to be delivered under the Indenture for the Indenture Trustee to authenticate and deliver the Rate Stabilization Bonds.  All conditions precedent provided for in the Indenture relating to the authentication and delivery of the Rate Stabilization Bonds have been complied with.

(c)           The Rate Stabilization Bonds have been duly authorized by the Issuer and, when executed and delivered on behalf of the Issuer by the Member, any Manager or any officer of the Issuer, acting singly or collectively, and when duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered against payment of the purchase price therefor, as provided in the Underwriting Agreement, the Rate Stabilization Bonds will constitute legal, valid and binding obligations of the Issuer and will be enforceable against the Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)           Each of the Indenture, each Series Supplement, the Administration Agreement, the Sale Agreement and the Servicing Agreement has been duly authorized, executed and delivered by the Issuer and is a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each of the Administration Agreement, the Sale Agreement and the Servicing Agreement has been duly authorized, executed and delivered by BGE and constitutes a legal, valid and binding agreement of BGE, enforceable against BGE in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)         1.With respect to the Series Rate Stabilization Bond Collateral, upon the giving of value by the Holders to the Issuer with respect to such Series Rate Stabilization Bond Collateral, the Indenture, together with the related Series Supplement, creates in favor of the Indenture Trustee, for the benefit of the Secured Parties, a valid security interest under Section 7-542 of the Rate Stabilization Law in such Series Rate Stabilization Bond Collateral (to the extent such Series Rate Stabilization Bond Collateral is Rate Stabilization Property) and Article 9 of the NY UCC in such Series Rate Stabilization Bond Collateral (to the extent such Series Rate Stabilization Bond Collateral is other than Rate Stabilization Property and is of a type in which a security interest can be created under Article 9 of the NY UCC) to secure the payment of the Secured Obligations with respect to the related Series Supplement.  Assuming that the collateral described in the Delaware Financing Statements is Rate Stabilization Bond Collateral pursuant to the Indenture, then insofar as Section 9-509 of the NY UCC is applicable, the Indenture Trustee is authorized to file the Delaware Financing Statements.

(ii)           Under Section 9-305(a)(3) of the NY UCC, the local law of the Securities Intermediary’s jurisdiction as specified in Section 8-110(e) of the NY UCC governs perfection, the effect of perfection or nonperfection and priority in the Securities Account and Security Entitlements.  Under the Indenture, for purposes of Section 8-110(e) of the NY UCC, the jurisdiction of the Securities Intermediary is the State of New York.

(iii)           To the extent that any Collection Account is a Securities Account, the provisions of the Indenture are effective to perfect by control the security interest of the Indenture Trustee, for the benefit of the Secured Parties, in each such Collection Account and the Issuer’s Security Entitlements with respect to the Financial Assets credited to each such Collection Account and, subject to and to the extent provided in Section 9-315 of the NY UCC and the Federal Book-Entry Regulations, identifiable cash proceeds thereof.  Such security interest will have priority over any security interest held by a secured party perfected by a means other than control.

(iv)           Insofar as Article 9 of the NY UCC is applicable, and except as provided in (ii) and (iii) above, (A) pursuant to Section 9-301 of the NY UCC, the law of the location of the debtor governs the perfection of a nonpossessory security interest in the Rate Stabilization Bond Collateral (other than Rate Stabilization Property); (B) pursuant to 9-307 of the NY UCC, a registered organization that is organized under the law of a State is deemed to be located in that State for purposes of Section 9-301; (C) the Issuer is a “registered organization” as defined in Section 9-102(a)(70) of the NY UCC organized in the State of Delaware; and (D) therefore, the law of the State of Delaware governs the perfection of a nonpossessory security interest in the Rate Stabilization Bond Collateral other than Rate Stabilization Property.

(f)           The Registration Statement covering the Rate Stabilization Bonds has become effective under the Securities Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the SEC.

(g)           Neither the Issuer nor BGE is now and, assuming that the Issuer uses the net proceeds of the sale of the Rate Stabilization Bonds for the purpose of acquiring Rate Stabilization Property in accordance with the terms of the Sale Agreement following the sale of the Rate Stabilization Bonds to the Underwriters pursuant to the Underwriting Agreement, neither the Issuer nor BGE will be required to be registered under the Investment Company Act.

(h)           In accordance with the Rate Stabilization Law, (i) the rights and interests of BGE under the Qualified Rate Order are assignable and become Rate Stabilization Property when they are first transferred to the Issuer in connection with the issuance of Rate Stabilization Bonds; (ii) upon the transfer by BGE of the Rate Stabilization Property to the Issuer, the Issuer shall have all of the rights of BGE with respect to such Rate Stabilization Property; (iii) the Qualified Rate Order authorizes issuance of the Rate Stabilization Bonds, the sale or other absolute transfer of the Rate Stabilization Property to the Issuer, the Issuer’s pledge of the Rate Stabilization Property to the Indenture Trustee hereunder and the imposition of the Qualified Rate Stabilization Charge and periodic adjustment of the Qualified Rate Stabilization Charge; (iv) the transaction, as contemplated by the Basic Documents, conforms to the terms of the Qualified Rate Order; and (v) the Rate Stabilization Bonds are “Rate Stabilization Bonds” within the meaning of Section 7-520(f) of the Rate Stabilization Law.

(i)            No governmental approvals are required for the valid issuance, authentication and delivery of the Rate Stabilization Bonds or the performance by either BGE or the Issuer of its respective obligations under the Basic Documents, and the proviso (relating to the creation, attachment and perfection of any Liens created hereunder in Rate Stabilization Property governed by Maryland law) to Section 10.12, and the portions of this Indenture referred to by such proviso, to which either BGE or the Issuer is a party, except for (i) the Qualified Rate Order related to the Rate Stabilization Bonds and the governmental approvals expressly contemplated therein and (ii) the filings contemplated by paragraphs (l) and (n) below.

(j)            The choice of New York law to govern the Indenture, each Series Supplement and the Underwriting Agreement, to the extent the law of that state is chosen, is a valid and effective choice of law under the laws of the State of Maryland and, in a properly presented case, a Maryland court and a federal court sitting in the State of Maryland and applying Maryland choice-of-law principles would (a) recognize and enforce the choice of New York law, to the extent the law of that state is chosen, to govern the Indenture, each Series Supplement and the Underwriting Agreement, and (b) give effect to the choice of Maryland law as and to the extent provided in Section 10.12 of the Indenture.

(k)           Under the terms of Section 7-542 of the Rate Stabilization Law, the transfer of the Rate Stabilization Property by BGE to the Issuer is perfected under Section 7-542 of the Rate Stabilization Law against all third parties, including subsequent judicial or other lien creditors.

(l)           The provisions of the Indenture, as amended and supplemented by the Series Supplement, are effective to create on the Closing Date, in favor of the Indenture Trustee (for the benefit of the Secured Parties) to secure the obligations of the Issuer under the Indenture, a valid security interest in all of the Issuer’s right, title and interest in, to and under the Rate Stabilization Property under the Rate Stabilization Law.  The security interest in favor of the Indenture Trustee (for the benefit of the Secured Parties) in the Issuer’s right, title, and interest in, to and under the Rate Stabilization Property has been perfected under Maryland law against all third parties, including subsequent judicial or other lien creditors.

(m)           Lien searches identify no secured party, other than the Indenture Trustee, who has filed with the Maryland State Department of Assessments and Taxation or the Maryland Secretary of State, naming BGE or the Issuer as debtor and describing any of the Rate Stabilization Bond Collateral.

(n)           The Rate Stabilization Property Notices related to the Rate Stabilization Bonds are in appropriate form for filing pursuant to Section 7-542 of the Rate Stabilization Law.

(o)           The Issuer has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

(p)           The Certificate of Formation has been duly filed with the Secretary of State of the State of Delaware.

(q)           The LLC Agreement constitutes a legal, valid and binding agreement of BGE and is enforceable against BGE, in its capacity as member of the Issuer, in accordance with its terms.

(r)           Under the LLC Act and the LLC Agreement, the Issuer has the limited liability company power and authority to execute and deliver each of the Basic Documents to which the Issuer is a party and the Rate Stabilization Bonds and to perform its obligations thereunder.  Under the LLC Act and the LLC Agreement, the execution and delivery by the Issuer of each of the Basic Documents to which the Issuer is a party and the Rate Stabilization Bonds, and the performance by the Issuer of its obligations hereunder or thereunder, have been duly authorized by all necessary limited liability company action on the part of the Issuer.  Under the LLC Act and the LLC Agreement, upon execution and delivery on behalf of the Issuer by the Member, any Manager or any officer of the Issuer, acting singly or collectively, of the Basic Documents to which the Issuer is a party and the Rate Stabilization Bonds, the Basic Documents to which the Issuer is a party and the Rate Stabilization Bonds will be duly executed and delivered by the Issuer.

(s)           Under the LLC Act and the LLC Agreement, the issuance of the Rate Stabilization Bonds has been duly authorized by all necessary limited liability company action on the part of the Issuer.

(t)            Neither the execution or delivery by the Issuer or BGE of each of the Basic Documents to which it is a party or the Rate Stabilization Bonds nor the compliance by the Issuer or BGE, as the case may be, with the terms hereof or thereof, nor the consummation by the Issuer or BGE, as the case may be, of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to any Delaware court, or Delaware governmental or Delaware regulatory authority or Delaware agency under the laws of the State of Delaware, except for the filing of the Certificate of Formation with the Secretary of State, which Certificate of Formation has been duly filed.

(u)           Neither the execution and delivery by the Issuer or BGE of the Basic Documents to which it is a party or the Rate Stabilization Bonds nor the compliance by the Issuer or BGE, as the case may be, with the terms hereof or thereof, nor the consummation by the Issuer or BGE, as the case may be, of any of the transactions contemplated hereby or thereby conflicts with or constitutes a breach of or default under the Certificate of Formation or the LLC Agreement, or violates any law, governmental rule or regulation of the State of Delaware.

(v)           After due inquiry, limited to, and solely to the extent reflected on the results of computer searches of court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, such counsel is not aware of any legal or governmental proceeding pending against the Issuer.

(w)           If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) in order for any Person to file a voluntary bankruptcy petition on behalf of the Issuer, the affirmative vote of its Member and the affirmative vote of all of the Managers, including all of the Independent Managers, as provided in Section 1.08(b) of the LLC Agreement, is required and (ii) such provision, contained in Section 1.08(b) of the LLC Agreement that requires the affirmative vote of its Member and the affirmative vote of all of the Managers, including all of the Independent Managers, in order for a Person to file a voluntary bankruptcy petition on behalf of the Issuer, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

(x)           Under the LLC Act and the LLC Agreement, the bankruptcy (as defined in the LLC Act) or dissolution of BGE will not, by itself, cause the Issuer to be dissolved or its affairs to be wound up.

(y)           While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member’s share of any profits and losses of the Issuer and the Member’s right to receive distributions of the Issuer’s assets (“Member’s Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member’s Interest.  Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer.  Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Issuer.

(z)           Under the LLC Act (i) the Issuer is a separate legal entity, and (ii) the existence of the Issuer as a separate legal entity shall continue until the cancellation of its Certificate of Formation.

(aa)         The Delaware Financing Statement is in an appropriate form for filing in the State of Delaware under Section 9-502(a) and 9-516 of the Delaware UCC.

(bb)         Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Delaware Financing Statement with the Secretary of State of the State of Delaware (Uniform Commercial Code Section) (the “Division”), the Indenture Trustee will have a perfected security interest in the Issuer’s rights in that portion of the Series Rate Stabilization Bond Collateral (other than Rate Stabilization Property) that may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof, and such security interest will be prior to any other security interest in the Filing Collateral granted by the Issuer that is perfected solely by the filing of financing statements with the Division under the Delaware UCC.  Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the Division is the appropriate place to file a financing statement to perfect a security interest except for as-extracted collateral or timber to be cut (as described in Section 9-501(a)(1)(A) of the Delaware UCC) or fixture filings where the collateral is goods that are or are to become fixtures (as described in Section 9-501(a)(1)(B) of the Delaware UCC).

(cc)         The UCC lien search sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Issuer covering the Filing Collateral as of the effective time.  The UCC lien search identifies no secured party who has on file with the Division a currently effective financing statement naming the Issuer as debtor and describing the Filing Collateral prior to the effective time.

(dd)        Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the provisions of the Indenture are sufficient to constitute authorization by the Issuer of the filing of the Delaware Financing Statement for purposes of Section 9-509 of the Delaware UCC.

(ee)         Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), for purposes of the Delaware UCC, the Issuer is a “registered organization” (as defined in Section 9-102(a)(70) of the Delaware UCC).  The Issuer is “located” (within the meaning of Section 9-307 of the Delaware UCC) in the State of Delaware.  Under the Delaware UCC (including the choice of laws provisions thereof), while a debtor is “located” in a jurisdiction, the local law of that jurisdiction governs perfection of a nonpossessory security interest in collateral if the collateral constitutes “accounts,” “general intangibles,” “negotiable documents,” goods” (other than as-extracted collateral, timber to be cut, goods covered by a certificate of title, and goods as to which a security interest therein is perfected by filing a fixture filing), “instruments” or “chattel paper.”

(9)           Accountant’s Certificate or Letter.  One or more certificates or letters, addressed to the Issuer complying with the requirements of Section 10.01(a), of a firm of Independent registered public accountants of recognized national reputation to the effect that (a) such accountants are Independent with respect to the Issuer within the meaning of this Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (b) with respect to the Series Rate Stabilization Bond Collateral, they have applied such procedures as instructed by the addressee’s of such certificate or letter.

(10)         Rating Agency Condition.  The Indenture Trustee shall receive evidence reasonably satisfactory to it that the Rating Agency Condition will be satisfied with respect to the issuance of such new Series.

(11)         Requirements of Series Supplement.  Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement creating such Series.

(12)         Required Capital Level.  Evidence satisfactory to the Indenture Trustee that the Required Capital Level for such Series has been credited to the related Capital Subaccount for such Series.

(13)         Other Requirements.  Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

SECTION 2.11.  Book-Entry Rate Stabilization Bonds.  Unless the applicable Series Supplement provides otherwise, all of the related Series of Rate Stabilization Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.11 and the Issuer Order with respect to such Series, authenticate and deliver one or more Global Rate Stabilization Bonds, evidencing the Rate Stabilization Bonds of such Series which (i) shall be an aggregate original principal amount equal to the aggregate original principal amount of such Rate Stabilization Bonds to be issued pursuant to the applicable Issuer Order, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions, and (iv) shall bear a legend substantially to the effect set forth in Exhibit A.

Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.

No Holder of any Series of Rate Stabilization Bonds issued in Book-Entry Form shall receive a Definitive Rate Stabilization Bond representing such Holder’s interest in any such Rate Stabilization Bonds, except as provided in Section 2.13.  Unless (and until) certificated, fully registered Rate Stabilization Bonds of any Series (the “Definitive Rate Stabilization Bonds”) have been issued to the Holders of such Series pursuant to Section 2.13 or pursuant to any applicable Series Supplement relating thereto:

(a)           the provisions of this Section 2.11 shall be in full force and effect;

(b)           the Issuer, the Servicer, the Paying Agent, the Rate Stabilization Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions or other payments on the Rate Stabilization Bonds of such Series and the giving of instructions or directions hereunder) as the authorized representatives of the Holders of such Series;

(c)           to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(d)           the rights of Holders of such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants.  Pursuant to the Letter of Representations, unless and until Definitive Rate Stabilization Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Rate Stabilization Bonds to such Clearing Agency Participants; and

(e)           whenever this Indenture requires or permits actions to be taken based upon instruction or directions of the Holders evidencing a specified percentage of the Outstanding Amount of any Series of Rate Stabilization Bonds, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Holders and/or the Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Series of Rate Stabilization Bonds and has delivered such instructions to a Responsible Officer of the Indenture Trustee.

SECTION 2.12.  Notices to Clearing Agency.  Unless and until Definitive Rate Stabilization Bonds shall have been issued to Holders of such Series pursuant to Section 2.13, whenever notice, payment, or other communications to the holders of Book-Entry Rate Stabilization Bonds of any Series is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent, as applicable, shall give all such notices and communications specified herein to be given to Holders of such Series to the Clearing Agency.

SECTION 2.13.  Definitive Rate Stabilization Bonds.  If (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (ii) the Issuer is unable to locate a qualified successor Clearing Agency, (b) the Issuer, at its option, advises the Indenture Trustee in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default hereunder, Holders holding Rate Stabilization Bonds aggregating not less than a majority of the aggregate Outstanding Amount of any Series of Rate Stabilization Bonds maintained as Book-Entry Rate Stabilization Bonds advise the Indenture Trustee, the Issuer and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders of such Series, the Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders of such Series in writing of the occurrence of any such event and of the availability of Definitive Rate Stabilization Bonds of such Series to the Holders of such Series requesting the same.  Upon surrender to the Indenture Trustee of the Global Rate Stabilization Bonds of such Series by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Rate Stabilization Bonds of such Series in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Rate Stabilization Bond Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.  Upon the issuance of Definitive Rate Stabilization Bonds of any Series, the Indenture Trustee shall recognize the Holders of the Definitive Rate Stabilization Bonds as Holders hereunder.

Definitive Rate Stabilization Bonds will be transferable and exchangeable at the offices of the Rate Stabilization Bonds Registrar.

SECTION 2.14.  CUSIP Number.  The Issuer in issuing any Rate Stabilization Bond or Series of Rate Stabilization Bonds may use a “CUSIP” number and, if so used, the Indenture Trustee shall use the CUSIP number provided to it by the Issuer in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Rate Stabilization Bonds and that reliance may be placed only on the other identification numbers printed on the Rate Stabilization Bonds.  The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Rate Stabilization Bond.

SECTION 2.15.  Letter of Representations.  Notwithstanding anything to the contrary in this Indenture or any Series Supplement, the parties hereto shall comply with the terms of each Letter of Representations applicable to such party.

SECTION 2.16.  Special Terms Applicable to Subsequent Transfers of Certain Rate Stabilization Bonds.

(a)           Certain Series of Rate Stabilization Bonds may not be registered under the Securities Act, or the securities laws of any other jurisdiction.  Consequently, such Unregistered Rate Stabilization Bonds shall not be transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein or in the related Series Supplement.  Unless otherwise provided in the related

Series Supplement, no sale, pledge or other transfer of any Unregistered Rate Stabilization Bond (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made (A) to a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) or (B) to an “institutional accredited investor” (as described in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) which executes and delivers a certificate to such effect in the form attached hereto as Exhibit C or (ii) such sale, pledge or other transfer is otherwise made in a transaction exempt from, or not subject to, the registration requirements of the Securities Act, in which case the Indenture Trustee shall require a written Opinion of Counsel (which shall not be at the expense of the Issuer, the Servicer or the Indenture Trustee) satisfactory to the Issuer and the Indenture Trustee to the effect that such transfer will not violate the Securities Act.  None of the Seller, the Issuer, the Indenture Trustee or the Servicer shall be obligated to register any Unregistered Rate Stabilization Bonds under the Securities Act, qualify any Unregistered Rate Stabilization Bonds under the securities laws of any State or provide registration rights to any purchaser or holder thereof.

(b)           Unless otherwise provided in the related Series Supplement, the Unregistered Rate Stabilization Bonds may not be acquired by or for the account of a Restricted Plan and, by accepting and holding an Unregistered Rate Stabilization Bond, the Holder of an Unregistered Rate Stabilization Bond in global form shall be deemed to have represented and warranted that it is not a Restricted Plan and, the Holder of an Unregistered Rate Stabilization Bond in definitive form shall execute and deliver to the Indenture Trustee a certificate to such effect in the form attached hereto as Exhibit D.

(c)           Unless otherwise provided in the related Series Supplement, Unregistered Rate Stabilization Bonds shall be issued in the form of Definitive Rate Stabilization Bonds, shall be in fully registered form and Sections 2.11 and 2.12 shall not apply thereto.

(d)           Each Unregistered Rate Stabilization Bond shall bear legends to the effect set forth in subsections (a) and (b) (if subsection (b) is applicable) above.

SECTION 2.17.  Tax Treatment.  The Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Rate Stabilization Bond, by acquiring any Rate Stabilization Bond or interest therein, (a) express their intention that, solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Rate Stabilization Bonds qualify under applicable tax law as indebtedness of the Member secured by the Rate Stabilization Bond Collateral and (b) solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Rate Stabilization Bonds are outstanding, agree to treat the Rate Stabilization Bonds as indebtedness of the Member secured by the Rate Stabilization Bond Collateral unless otherwise required by appropriate taxing authorities.

SECTION 2.18.  State Pledge.  Under the laws of the State of Maryland in effect on the Closing Date, the State of Maryland has agreed for the benefit of the Holders, pursuant to Section 7-535 of the Rate Stabilization Law, as follows:

“The state pledges, for the benefit and protection of financing parties and the electric company, that it will not take or allow any action that would impair the value of rate stabilization property, or, except as allowed in accordance with Sections 7-531, 7-533, and 7-534 of [the Rate Stabilization Law], reduce, alter, or impair the qualified rate stabilization charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related rate stabilization bonds have been paid and performed in full.  Any party issuing rate stabilization bonds is authorized to include this pledge in any documentation relating to those bonds.”

The Issuer hereby acknowledges that the purchase of any Rate Stabilization Bond by a Holder or the purchase of any beneficial interest in a Rate Stabilization Bond by any Person and the Indenture Trustee’s obligations to perform hereunder are made in reliance on such agreement and pledge by the State of Maryland.

SECTION 2.19.  Security Interests.  The Issuer hereby makes the following representations and warranties.  Other than the security interests granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the Rate Stabilization Bond Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the Rate Stabilization Bond Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Secured Parties in connection with this Indenture.  This Indenture constitutes a valid and continuing lien on, and first priority perfected security interest in, the Rate Stabilization Bond Collateral in favor of the Indenture Trustee on behalf of the Secured Parties, which lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  With respect to all Series Rate Stabilization Bond Collateral, this Indenture, together with the related Series Supplement, creates a valid and continuing first priority perfected security interest (as defined in the UCC and pursuant to the  provisions of the Rate Stabilization Law governing the creation, priority and perfection of security interests) in such Series Rate Stabilization Bond Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  The Issuer has good and marketable title to the Rate Stabilization Bond Collateral free and clear of any Lien, claim or encumbrance of any Person other than Permitted Liens.  All of the Rate Stabilization Bond Collateral constitutes either Rate Stabilization Property or accounts, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC) except that proceeds of the Rate Stabilization Bond Collateral may also take the form of instruments.  The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the Series Rate Stabilization Bond Collateral granted to the Indenture Trustee, for the benefit of the Secured Parties of each related Series.  The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Rate Stabilization Bond Collateral granted to the Indenture Trustee. The Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Issuer that include a description of the Rate Stabilization Bond Collateral other than those filed in favor of the Indenture Trustee.  The Issuer is not aware of any judgment or tax Lien filings against the Issuer.  Each Collection Account (including all subaccounts thereof) constitutes a “securities account” within the meaning of the UCC.  The Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Indenture Trustee as the person having a security entitlement against the Securities Intermediary in such securities account, no Collection Account is in the name of any person other than the Indenture Trustee, and the Issuer has not consented to the Securities Intermediary of any Collection Account to comply with entitlement orders of any person other than the Indenture Trustee.  All of the Series Rate Stabilization Bond Collateral constituting investment property has been and will have been credited to the applicable Collection Account or a subaccount thereof, and the Securities Intermediary for each Collection Account has agreed to treat all assets credited to each Collection Account as "financial assets" within the meaning of the UCC.    Accordingly, the Indenture Trustee has a first priority perfected security interest in each Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto.  The representations and warranties set forth in this Section 2.19 shall survive the execution and delivery of this Indenture and the issuance of any Rate Stabilization Bonds, shall be deemed re-made on each date on which any funds in each Collection Account are distributed to the Issuer or otherwise released from the Lien of the Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

ARTICLE III

COVENANTS

SECTION 3.01.  Payment of Principal, Premium, if any, and Interest.  The principal of and premium, if any, and interest on the Rate Stabilization Bonds shall be duly and punctually paid by the Issuer, or the Servicer on behalf of the Issuer, in accordance with the terms of the Rate Stabilization Bonds and this Indenture; provided that except on the Final Maturity Date or upon the acceleration of the Rate Stabilization Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of such Rate Stabilization Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02.  Amounts properly withheld under the Code or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

SECTION 3.02.  Maintenance of Office or Agency.  The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency at the Corporate Trust Office where Rate Stabilization Bonds may be surrendered for registration of transfer or exchange.  The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes.  The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

SECTION 3.03.  Money for Payments To Be Held in Trust.  As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Rate Stabilization Bonds that are to be made from amounts withdrawn from the applicable Collection Account pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from such applicable Collection Account for payments with respect to any Rate Stabilization Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and Section 8.02.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)            hold all sums held by it for the payment of amounts due with respect to the Rate Stabilization Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)           give the Indenture Trustee written notice of any Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Rate Stabilization Bonds;

(iii)          at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)          immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Rate Stabilization Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and

(v)           comply with all requirements of the Code and other tax laws with respect to the withholding from any payments made by it on any Rate Stabilization Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Rate Stabilization Bond and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Request; and, subject to Section 10.11, the Holder of such Rate Stabilization Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04.  Existence.  The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Basic Documents, the Rate Stabilization Bonds, the Rate Stabilization Bond Collateral and each other instrument or agreement referenced herein or therein.

SECTION 3.05.  Protection of Rate Stabilization Bond Collateral.  The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the PSC or the Maryland State Department of Assessments and Taxation pursuant to the Qualified Rate Order or to the Rate Stabilization Law and all financing statements, continuation statements, instruments of further assurance and other instruments (including under the Delaware UCC), and shall take such other action necessary or advisable to:

(i)            maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture and the related Series Supplement or carry out more effectively the purposes hereof;

(ii)           perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)          enforce any of the Rate Stabilization Bond Collateral;

(iv)          preserve and defend title to the Rate Stabilization Bond Collateral and the rights of the Indenture Trustee and the Holders in such Rate Stabilization Bond Collateral against the Claims of all Persons and parties, including, without limitation, the challenge by any party to the validity or enforceability of any Qualified Rate Order, any Tariff, the Rate Stabilization Property, the Rate Stabilization Law or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the PSC or the State of Maryland of any of its obligations or duties under the Rate Stabilization Law, the State Pledge, or any Qualified Rate Order or Tariff; or

(v)           pay any and all taxes levied or assessed upon all or any part of the Rate Stabilization Bond Collateral.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute or authorize, as the case may be, any filings with the Maryland State Department of Assessments and Taxation, financing statements, continuation statements or other instruments (including with the Delaware Secretary of State) required pursuant to this Section 3.05, it being understood that the Indenture Trustee shall have no such obligation or any duty to prepare such documents.

SECTION 3.06.  Opinions as to Rate Stabilization Bond Collateral.

(a)           On the Series Issuance Date for each Series (including the Closing Date), the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any filings with the PSC or the Maryland State Department of Assessments and Taxation pursuant to the Rate Stabilization Law and the Applicable Qualified Rate Order and any financing statements and continuation statements, as are necessary to perfect and make effective the Lien, and the first priority perfected security interest created by this Indenture and the related Series Supplement, and no other Lien or security interest is equal or prior to the Lien and security interest of the Indenture Trustee in the Series Rate Stabilization Bond Collateral, and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make effective such Lien and security interest.

(b)           Within ninety (90) days after the beginning of each calendar year beginning with the calendar year beginning January 1, 2008, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the PSC or the Maryland State Department of Assessments and Taxation pursuant to the Rate Stabilization Law and the Applicable Qualified Rate Order and any financing statements and continuation statements as are necessary to maintain the Lien created by this Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the PSC or the Maryland

State Department of Assessments and Taxation, financing statements and continuation statements that will, in the opinion of such counsel, be required within the twelve-month period following the date of such opinion to maintain the Lien created by this Indenture.

(c)           Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either (i) stating that, in the opinion of such counsel, all filings, including UCC financing statements and other filings with the PSC and the Maryland State Department of Assessments and Taxation pursuant to the Rate Stabilization Law or the Applicable Qualified Rate Order, have been executed and filed that are necessary fully to preserve and protect the Lien and security interest of the Issuer and the Indenture Trustee in the Rate Stabilization Property and the Rate Stabilization Bond Collateral, respectively, and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such Lien and security interest.

SECTION 3.07.  Performance of Obligations; Servicing.

(a)           The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Rate Stabilization Bond Collateral and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in the Basic Documents to which the Issuer is a party or such other instrument or agreement.

(b)           The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer’s Certificate shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c)           The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the related Series Supplement, the other Basic Documents to which the Issuer is a party and in the instruments and agreements included in the Rate Stabilization Bond Collateral, including filing or causing to be filed all filings with the PSC or the Maryland State Department of Assessments and Taxation pursuant to the Rate Stabilization Law or the Qualified Rate Order, all UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the related Series Supplement, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d)           If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee and the Rating Agencies, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such default.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Rate Stabilization Property, the Rate Stabilization Bond Collateral or the Qualified Rate Stabilization Charges, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)           As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee may and shall, at the written direction of the Holders evidencing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of all Series, appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee.  A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement.  If within thirty (30) days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may petition a court of competent jurisdiction to appoint a Successor Servicer.  In connection with any such appointment, BGE may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 8.02 and in the Servicing Agreement.

(f)           Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Holders and the Rating Agencies.  As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)           The Issuer shall (or shall cause the Sponsor to) file with or furnish to the SEC periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act.

(h)           The Issuer shall make all filings required under the Rate Stabilization Law relating to the transfer of the ownership or security interest in the Rate Stabilization Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.

SECTION 3.08.  Certain Negative Covenants.  So long as any Rate Stabilization Bonds are Outstanding, the Issuer shall not:

(i)           except as expressly permitted by this Indenture and the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Rate Stabilization Bond Collateral, unless directed to do so by the Indenture Trustee in accordance with Article V;

(ii)           claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Rate Stabilization Bonds (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the Rate Stabilization Bond Collateral;

(iii)           to the fullest extent permitted by law, terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

(iv)          (A) permit the validity or effectiveness of this Indenture or the other Basic Documents to be impaired, or permit the Lien of this Indenture and the related Series Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Rate Stabilization Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any Lien (other than the Lien of this Indenture or the related Series Supplement) to be created on or extend to or otherwise arise upon or burden the Rate Stabilization Bond Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (C) permit the Lien of any Series Supplement not to constitute a valid first priority perfected security interest in the Series Rate Stabilization Bond Collateral;

(v)           enter into any swap, hedge or similar financial instrument;

(vi)          elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;

(vii)         change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days’ prior to the effective date of any such change the Issuer delivers to the Indenture Trustee such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture and the related Series Supplement; or

(viii)        take any action which is subject to the Rating Agency Condition without satisfying the Rating Agency Condition.

SECTION 3.09.  Annual Statement as to Compliance.  The Issuer will deliver to the Indenture Trustee and the Rating Agencies not later than March 30 of each year (commencing with March 30, 2008), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

(i)            a review of the activities of the Issuer during the preceding twelve (12) months ended December 31 (or, in the case of the first such Officer’s Certificate, since the Series Issuance Date) and of performance under this Indenture has been made; and

(ii)           to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such twelve-month period (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.

(a)           The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)            the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the related Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplement, and (C) assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, the Servicing Agreement and each other Basic Document to which the Issuer is a party;

(ii)           immediately after giving effect to such merger or consolidation, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)          the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;

(iv)          the Issuer shall have delivered to BGE, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to BGE and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph)) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to the Issuer, BGE, the Indenture Trustee or the then existing Bondholders;

(v)           any action as is necessary to maintain the Lien and the first priority perfected security interest in the Rate Stabilization Bond Collateral created by this Indenture and the related Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)          the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such consolidation or merger and such supplemental indenture comply with this Indenture, the related Series Supplement and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

(b)           Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Rate Stabilization Bond Collateral, to any Person, unless:

(i)            the Person that acquires the properties and assets of the Issuer, the conveyance, exchange, transfer or other disposal of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplements, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the related Series Supplements and the Rate Stabilization Bonds, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Rate Stabilization Bonds and (F) if such sale, conveyance, exchange, transfer or other disposal relates to the Issuer’s rights and obligations under the Sale Agreement or the Servicing Agreement, assume all obligations and succeed to all rights of the Issuer under the Sale Agreement and the Servicing Agreement, as applicable;

(ii)           immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)          the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)          the Issuer shall have delivered to BGE, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to BGE and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to the Issuer, BGE, the Indenture Trustee or the then existing Bondholders;

(v)           any action as is necessary to maintain the Lien and the first priority perfected security interest in the Rate Stabilization Bond Collateral created by this Indenture and the related Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)          the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such sale, conveyance, exchange,  transfer or other disposition and such supplemental indenture comply with this Indenture and the related Series Supplement and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11.  Successor or Transferee.

(a)           Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)           Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the Rate Stabilization Bonds and the Rate Stabilization Property immediately following the consummation of such acquisition upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

SECTION 3.12.  No Other Business.  The Issuer shall not engage in any business other than financing, purchasing, owning and managing the Rate Stabilization Property and the other Rate Stabilization Bond Collateral and the issuance of the Rate Stabilization Bonds in the manner contemplated by the Qualified Rate Order and this Indenture and the Basic Documents and related activities incidental thereto.

SECTION 3.13.  No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Rate Stabilization Bonds and any other indebtedness expressly permitted by or arising under the Basic Documents.

SECTION 3.14.  Servicer’s Obligations.  The Issuer shall enforce the Servicer’s compliance with and performance of all of the Servicer’s material obligations under the Servicing Agreement.

SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities.  Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16.  Capital Expenditures.  Other than the purchase of Rate Stabilization Property from the Seller on each Series Issuance Date and other than expenditures made out of available funds in an aggregate amount not to exceed $25,000 in any calendar year, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17.  Restricted Payments.   Except as provided in Section 8.04(c), the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (c) set aside or otherwise segregate any amounts for any such purpose.  The Issuer will not, directly or indirectly, make payments to or distributions from any Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.18.  Notice of Events of Default.  The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Default or Event of Default hereunder as provided in Section 5.01, and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

SECTION 3.19.  Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Indenture Trustee in the Rate Stabilization Bond Collateral.

SECTION 3.20.  Purchase of Subsequent Rate Stabilization Property.

(a)           The Issuer may from time to time purchase Subsequent Rate Stabilization Property from the Seller pursuant to the Sale Agreement, subject to the conditions specified in paragraph (b) below.

(b)           The Issuer shall be permitted to purchase from the Seller Subsequent Rate Stabilization Property and the proceeds thereof only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i)            the Seller shall have provided the Issuer, the Indenture Trustee and the Rating Agencies with an Addition Notice, which shall be given not later than ten (10) days prior to the related Subsequent Transfer Date, specifying the Subsequent Transfer Date for such Subsequent Rate Stabilization Property and the aggregate amount of the Qualified Rate Stabilization Charges related to such Subsequent Rate Stabilization Property, and shall have provided any information reasonably requested by any of the foregoing Persons with respect to the Subsequent Rate Stabilization Property then being conveyed to the Issuer;

(ii)           the Rate Stabilization Law, the Sale Agreement and the related Qualified Rate Order shall be in full force and effect and a filing shall have been made pursuant to Section 7-542 of the Rate Stabilization Law;

(iii)          as of such Subsequent Transfer Date, the Seller shall not be insolvent and will not have been made insolvent by such sale and transfer and the Seller is not aware of any pending insolvency with respect to itself;

(iv)          the Rating Agency Condition shall have been satisfied with respect to such sale and transfer;

(v)           the Seller shall have received and delivered to the Issuer and the Indenture Trustee an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that (A) the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Rate Stabilization Bonds will be treated as debt of the Issuer's sole owner for United States federal income tax purposes, (B) for United States federal income tax purposes, the issuance of the Rate Stabilization Bonds will not result in gross income to the Seller, and (C)  such issuance will not adversely affect the characterization of any then outstanding Rate Stabilization Bonds as obligations of the Issuer's sole owner; the opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such letter rulings and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;

(vi)          as of such Subsequent Transfer Date, no breach by the Seller of its representations, warranties or covenants in the Sale Agreement and no Servicer Default shall exist;

(vii)         as of such Subsequent Transfer Date, the Issuer shall have sufficient funds available to pay the purchase price for the Subsequent Rate Stabilization Property to be conveyed on such date and all conditions to the issuance of one or more Series of Rate Stabilization Bonds intended to provide such funds set forth in Section 2.10 of this Indenture shall have been satisfied;

(viii)        the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this Section 3.20(b);

(ix)           (A) the Issuer shall have delivered to the Rating Agencies any Opinions of Counsel requested by the Rating Agencies and (B) the Issuer shall have delivered to the Indenture Trustee the Opinion of Counsel required by Section 3.06(c); and

(x)           The Seller and the Issuer shall have taken any action required to maintain the Lien and the first priority perfected ownership interest of the Issuer in the Subsequent Rate Stabilization Property and the proceeds thereof, and the Issuer shall have taken any action required to maintain the Lien and the first priority perfected security interest of the Indenture Trustee in the Subsequent Rate Stabilization Property and the proceeds thereof.

SECTION 3.21.  Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent registered public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent registered public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.  Notwithstanding anything herein to the contrary, the preceding sentence shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (iii) in any preliminary or final offering circular, registration statement or other document a copy of which has been filed with the SEC or (iv) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 3.21, or (c) any other disclosure authorized by the Issuer.

SECTION 3.22.  Sale Agreement, Servicing Agreement and Administration Agreement Covenants.

(a)           The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement and the Administration Agreement and to compel or secure the performance and observance by the Seller, the Servicer, the Administrator and BGE of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement in accordance with the terms thereof.  So long as no Event of Default occurs and is continuing, but subject to Section 3.22(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement; provided that such action shall not adversely affect the interests of the Holders in any material respect.

(b)           If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Holders of a majority of the Outstanding Amount of the Rate Stabilization Bonds of all Series or Tranches affected thereby shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, BGE, the Administrator and the Servicer, as the case may be, under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, BGE, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement and the Administration Agreement, and any right of the Issuer to take such action shall be suspended.

(c)           Except as set forth in Section 3.22(e), with the prior written consent of the Indenture Trustee, the Administration Agreement, the Sale Agreement and the Servicing Agreement may be amended in accordance with the provisions thereof, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Holders of Rate Stabilization Bonds of the related Series; provided that such amendment, as evidenced by an Opinion of Counsel of external counsel of the Issuer, shall not adversely affect the interest of any Holder of Rate Stabilization Bonds of that Series in any material respect.

(d)           Except as set forth in Section 3.22(e), if the Issuer, the Seller, BGE, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Administration Agreement, or the Servicing Agreement, or waive timely performance or observance by the Seller, BGE, the Administrator or the Servicer under the Sale Agreement,  the Administration Agreement or the Servicing Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of Rate Stabilization Bonds of any Series, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and shall promptly notify the Indenture Trustee in writing and the Indenture Trustee shall notify the Holders of the Rate Stabilization Bonds of such Series of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto.  The Indenture Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only with the prior written consent of the Holders of a majority of the Outstanding Amount of Rate Stabilization Bonds of the Series or Tranches materially and adversely affected thereby.  If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

(e)           If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for True-Up Adjustments, the Issuer shall notify the Indenture Trustee in writing and the Indenture Trustee shall notify the Holders of the Rate Stabilization Bonds of such proposal and the Indenture Trustee shall consent thereto only with the prior written consent of the Holders of a majority of the Outstanding Amount of Rate Stabilization Bonds of the Series or Tranches affected thereby and only if the Rating Agency Condition has been satisfied with respect thereto.

(f)            Promptly following a default by the Seller under the Sale Agreement, by the Administrator under the Administration Agreement, by BGE or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by each of the Seller, BGE, the Administrator or the Servicer of their obligations under and in accordance with the Sale Agreement, the Servicing Agreement and the Administration Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, BGE, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, the Servicing Agreement or the Administration Agreement, as applicable.

Before consenting to any amendment, modification, supplement, termination, waiver or surrender under Sections 3.22(d) or (e), the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that such action is authorized or permitted by this Indenture.

SECTION 3.23.  Taxes.  So long as any of the Rate Stabilization Bonds are Outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Rate Stabilization Bond Collateral; provided that no such tax need be paid if the Issuer is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Issuer has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 4.01.  Satisfaction and Discharge of Indenture; Defeasance.

(a)           This Indenture shall cease to be of further effect with respect to the Rate Stabilization Bonds of any Series and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Rate Stabilization Bonds of such Series, when:

(i)            either

(A)           all Rate Stabilization Bonds of such Series theretofore authenticated and delivered (other than (1) Rate Stabilization Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) Rate Stabilization Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B)           either (1) the Final Maturity Date has occurred with respect to all Rate Stabilization Bonds of such Series not theretofore delivered to the Indenture Trustee for cancellation or (2) such Rate Stabilization Bonds will be due and payable on their respective Final Maturity Dates within the same calendar year, and in either case, the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on such Rate Stabilization Bonds not theretofore delivered to the Indenture Trustee for cancellation and all other sums payable hereunder by the Issuer with respect to such Rate Stabilization Bonds when scheduled to be paid and to discharge the entire indebtedness on such Rate Stabilization Bonds when due;

(ii)           the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such Series; and

(iii)          the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 10.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Rate Stabilization Bonds of such Series have been complied with.

(b)           Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Rate Stabilization Bonds of any Series (“Legal Defeasance Option”) or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18 and 3.19 and the operation of Section 5.01(iii) (“Covenant Defeasance Option”) with respect to any Series of Rate Stabilization Bonds.  The Issuer may exercise the Legal Defeasance Option with respect to any Series of Rate Stabilization Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

If the Issuer exercises the Legal Defeasance Option with respect to any Series, the maturity of the Rate Stabilization Bonds of such Series may not be accelerated because of an Event of Default.  If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the maturity of the Rate Stabilization Bonds of such Series may not be accelerated because of an Event of Default specified in Section 5.01(iii).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Rate Stabilization Bonds, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c)           Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Rate Stabilization Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, shall survive until the Rate Stabilization Bonds of the Series as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section

4.01(a) or 4.01(b) have been paid in full.  Thereafter the obligations in Sections 6.07 and 4.04 with respect to such Series shall survive.

SECTION 4.02.  Conditions to Defeasance.  The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Rate Stabilization Bonds only if:

(a)           the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on such Rate Stabilization Bonds not therefore delivered to the Indenture Trustee for cancellation and all other sums payable hereunder by the Issuer with respect to such Rate Stabilization Bonds when scheduled to be paid and to discharge the entire indebtedness on such Rate Stabilization Bonds when due;

(b)           the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent registered public accountants expressing its opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Rate Stabilization Bonds of such Series (i) principal in accordance with the Expected Amortization Schedule therefor, (ii) interest when due and (iii) all other sums payable hereunder by the Issuer with respect to such Rate Stabilization Bonds;

(c)           in the case of the Legal Defeasance Option, ninety-five (95) days pass after the deposit is made and during the ninety-five (95)-day period no Default specified in Section 5.01(v) or (vi) occurs which is continuing at the end of the period;

(d)           no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e)           in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Rate Stabilization Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(f)           in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that the Holders of the Rate Stabilization Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(g)           the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Rate Stabilization Bonds of such Series to the extent contemplated by this Article IV have been complied with;

(h)           the Issuer delivers to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that (i) in a case under the Bankruptcy Code in which BGE (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited moneys or U.S. Government Obligations would not be in the bankruptcy estate of BGE (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations); and (ii) in the event BGE (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of BGE (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer’s assets and liabilities with the assets and liabilities of BGE or such other Affiliate; and

(i)            the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

Notwithstanding any other provision of this Section 4.02, no delivery of moneys or U.S. Government Obligations to the Indenture Trustee shall terminate any obligation of the Issuer to the Indenture Trustee under this Indenture or the related Series Supplement or any obligation of the Issuer to apply such moneys or U.S. Government Obligations under Section 4.03 until such Rate Stabilization Bonds shall have been redeemed in accordance with the provisions of this Indenture and the related Series Supplement.

SECTION 4.03.  Application of Trust Money.  All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Rate Stabilization Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee is directed by the Issuer in writing, to the Holders of the particular Rate Stabilization Bonds for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law.  Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any moneys or U.S. Government Obligations held by it pursuant to Section 4.02 which, in the opinion of a nationally recognized firm of Independent registered public accountants expressed in a written certification thereof delivered to the Indenture Trustee (and not at the cost or expense of the Indenture Trustee), are in excess of the amount thereof which would be required to be deposited for the purpose for which such moneys or U.S. Government Obligations were deposited, provided that any such payment shall be subject to the satisfaction of the Rating Agency Condition.

SECTION 4.04.  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Rate Stabilization Bonds of any Series, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Rate Stabilization Bonds shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

SECTION 5.01.  Events of Default.  “Event of Default” with respect to any Series, wherever used herein, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            default in the payment of any interest on any Rate Stabilization Bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in Qualified Rate Stabilization Charges received or otherwise), and such default shall continue for a period of five (5) Business Days; or

(ii)           default in the payment of the then unpaid principal of any Rate Stabilization Bond of any Tranche or Series on the Final Maturity Date for such Tranche or Series; or

(iii)          default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in clauses (i) or (ii) above), and such default shall continue or not be cured, for a period of thirty (30) days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Rate Stabilization Bonds of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date that the Issuer has actual knowledge of the default; or

(iv)          any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, within thirty (30) days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the

Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Rate Stabilization Bonds of such Series, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date the Issuer has actual knowledge of the default, or

(v)           the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Rate Stabilization Bond Collateral in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Rate Stabilization Bond Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(vi)          the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Rate Stabilization Bond Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(vii)         any act or failure to act by the State of Maryland or any of its agencies (including the PSC), officers or employees which violates or is not in accordance with the State Pledge; or

(viii)        any other event designated as such in a Series Supplement.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five (5) days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (I) which is an Event of Default under clauses (i), (ii), (v), (vi), (vii), or (viii) or (II) which with the giving of notice, the lapse of time, or both, would become an Event of Default under clause (iii) or (iv), including, in each case, the status of such Event of Default and what action the Issuer is taking or proposes to take with respect thereto.  An Event of Default with respect to one Series of Rate Stabilization Bonds will not automatically trigger an Event of Default with respect to any other Outstanding Series of Rate Stabilization Bonds.

SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default under clause (vii) of Section 5.01) should occur and be continuing with respect to any Series, then and in every such case the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of such Series may declare the Rate Stabilization Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal amount of the Rate Stabilization Bonds of such Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of such Series, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)           the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)           all payments of principal of and premium, if any, and interest on all Rate Stabilization Bonds of such Series due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon such Rate Stabilization Bonds if the Event of Default giving rise to such acceleration had not occurred; and

(B)           all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)           all Events of Default with respect to such Series, other than the nonpayment of the principal of the Rate Stabilization Bonds of such Series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)           If an Event of Default under Section 5.01(i) or (ii) has occurred and is continuing with respect to any Series, subject to Section 10.15, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same against the Issuer or other obligor upon such Rate Stabilization Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Rate Stabilization Bonds, wherever situated the moneys payable, or the related Series Rate Stabilization Bond Collateral and the proceeds thereof, the whole amount then due and payable on the Rate Stabilization Bonds of such Series for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Rate Stabilization Bonds of such Series or the applicable Tranche of such Series and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)           If an Event of Default (other than Event of Default under clause (vii) of Section 5.01) occurs and is continuing with respect to any Series, the Indenture Trustee shall, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Holders of such Series, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture and the related Series Supplement or by law, including foreclosing or otherwise enforcing the Lien of the Series Rate Stabilization Bond Collateral securing such Series of Rate Stabilization Bonds or applying to a court of competent jurisdiction for sequestration of revenues arising with respect to such Rate Stabilization Property.

(c)           If an Event of Default under Section 5.01(v) or (vi) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Rate Stabilization Bonds of any Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Rate Stabilization Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;

(ii)           unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf; and

(iv)          to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any judicial proceeding relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(d)           Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Rate Stabilization Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)           All rights of action and of asserting claims under this Indenture, or under any of the Rate Stabilization Bonds of any Series, may be enforced by the Indenture Trustee without the possession of any of the Rate Stabilization Bonds of such Series or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Rate Stabilization Bonds of such Series.

(f)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Rate Stabilization Bonds, and it shall not be necessary to make any Holder a party to any such Proceedings.

SECTION 5.04.  Remedies; Priorities.

(a)           If an Event of Default (other than an Event of Default under clause (vii) of Section 5.01) shall have occurred and be continuing with respect to a Series, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Rate Stabilization Bonds of such Series or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect from the Issuer or any other obligor moneys adjudged due upon such Rate Stabilization Bonds;

(ii)           institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Series Rate Stabilization Bond Collateral;

(iii)          exercise any remedies of a secured party under the UCC, the Rate Stabilization Law or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Rate Stabilization Bonds of such Series;

(iv)          at the written direction of the Holders of a majority of the Outstanding Amount of the Rate Stabilization Bonds of such Series, sell the Series Rate Stabilization Bond Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

(v)           exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator, BGE or the Servicer under or in connection with, and pursuant to the terms of, the Sale Agreement, the Administration Agreement or the Servicing Agreement;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the Rate Stabilization Bond Collateral following such an Event of Default, other than an Event of Default described in Section 5.01(i), or (ii), with respect to any Series unless (A) the Holders of 100 percent of the Outstanding Amount of the Rate Stabilization Bonds of all Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders of all Series are sufficient to discharge in full all amounts then due and unpaid upon such Rate Stabilization Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the Rate Stabilization Bond Collateral will not continue to provide sufficient funds for all payments on the Rate Stabilization Bonds of all Series as they would have become due if the Rate Stabilization Bonds had not been declared due and payable, and the Indenture Trustee obtains the written consent of Holders of 66-2/3 percent of the Outstanding Amount of the Rate Stabilization Bonds of all Series.  In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain (at the Issuer’s expense) and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Rate Stabilization Bond Collateral for such purpose.

(b)           If an Event of Default under clause (vii) of Section 5.01 shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Secured Parties of the related Series, shall be entitled and empowered to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree.  Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(vii).

(c)           If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

SECTION 5.05.  Optional Preservation of the Rate Stabilization Bond Collateral.  If the Rate Stabilization Bonds of any Series have been declared to be due and payable under

Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the related Series Rate Stabilization Bond Collateral.  It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Rate Stabilization Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Series Rate Stabilization Bond Collateral.  In determining whether to maintain possession of the Series Rate Stabilization Bond Collateral or sell or liquidate the same, the Indenture Trustee may, but need not, obtain (at the Issuer’s expense) and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Series Rate Stabilization Bond Collateral for such purpose.

SECTION 5.06.  Limitation of Suits.  No Holder of any Rate Stabilization Bond of any Series shall have any right to institute any Proceeding, judicial or otherwise, to avail itself of any remedies provided in the Rate Stabilization Law or to avail itself of the right to foreclose on the Rate Stabilization Bond Collateral or otherwise enforce the Lien and the security interest on the Rate Stabilization Bond Collateral with respect to this Indenture and the related Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)            such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default with respect to such Series;

(ii)           the Holders of not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of all Series have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)          such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)          the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)           no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by the Holders of a majority of the Outstanding Amount of the Rate Stabilization Bonds of all Series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of all Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07.  Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest.  Notwithstanding any other provisions in this Indenture, the Holder of any Rate Stabilization Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Rate Stabilization Bond on the due dates thereof expressed in such Rate Stabilization Bond or in this Indenture or (ii) the unpaid principal, if any, of such Rate Stabilization Bonds on the Final Maturity Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08.  Restoration of Rights and Remedies.  If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

SECTION 5.09.  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10.  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article Vor by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

SECTION 5.11.  Control by Holders.  The Holders of not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of an affected Series or Tranche shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Rate Stabilization Bonds of such Series or Tranche or Tranches or exercising any trust or power conferred on the Indenture Trustee with respect to such Series or Tranche or Tranches; provided that:

(i)            such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Indenture Trustee in any personal liability or expense;

(ii)           subject to other conditions specified in Section 5.04, any direction to the Indenture Trustee to sell or liquidate any Series Rate Stabilization Bond Collateral shall be by the Holders representing not less than 100 percent of the Outstanding Amount of the Rate Stabilization Bonds of the affected Series;

(iii)          if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Series Rate Stabilization Bond Collateral pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders representing less than 100 percent of the Outstanding Amount of the Rate Stabilization Bonds of all Series to sell or liquidate the Series Rate Stabilization Bond Collateral shall be of no force and effect; and

(iv)          the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, the Indenture Trustee’s duties shall be subject to Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action.  Furthermore and without limiting  the foregoing, the Indenture Trustee shall not be required to take any action for which it reasonably believes that it will not be indemnified to its satisfaction against any cost, expense or liabilities.

SECTION 5.12.  Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Rate Stabilization Bonds of all Series as provided in Section 5.02, the Holders representing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of an affected Series or Tranche may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Rate Stabilization Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Rate Stabilization Bond of all Series or Tranches affected.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Rate Stabilization Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten (10) percent of the Outstanding Amount of the Rate Stabilization Bonds of a Series or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Rate Stabilization Bond on or after the due dates expressed in such Rate Stabilization Bond and in this Indenture or (ii) the unpaid principal, if any, of any Rate Stabilization Bond on or after the Final Maturity Date therefor.

SECTION 5.14.  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.  Action on Rate Stabilization Bonds.  The Indenture Trustee’s right to seek and recover judgment on the Rate Stabilization Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Rate Stabilization Bond Collateral or any other assets of the Issuer.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.01.  Duties of Indenture Trustee.

(a)           If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)           in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture.

(c)           The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;

(ii)           the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d)           Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e)           The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)           Money held in trust by the Indenture Trustee need not be segregated from other funds held by the Indenture Trustee except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement or the Administration Agreement

(g)           No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

(i)            In the event that the Indenture Trustee is also acting as Paying Agent, Rate Stabilization Bond Registrar or Securities Intermediary hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent, Rate Stabilization Bond Registrar or Securities Intermediary.

(j)            Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect Rate Stabilization Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Rate Stabilization Property.

(k)           Under no circumstance shall the Indenture Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Rate Stabilization Bonds or the Basic Documents.

(l)            On or before March 15th of each fiscal year ending December 31, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the immediately preceding fiscal year ending December 31, with each of the applicable servicing criteria specified on Exhibit E hereto as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to clause (i).

SECTION 6.02.  Rights of Indenture Trustee.  b)  The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Indenture Trustee need not investigate any fact or matter stated in such document.

(b)           Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel of external counsel of the Issuer (at no cost or expense to the Indenture Trustee) that such action is required or permitted hereunder.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)           The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)           The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)           The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Rate Stabilization Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Indenture Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Indenture or any other Basic Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture and the related Series Supplement or otherwise, unless it shall have grounds to believe in its discretion that security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby is to its satisfaction assured to it.

(g)           In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee.  Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Law.

SECTION 6.03.  Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Rate Stabilization Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Rate Stabilization Bond Registrar, co-registrar or co-paying agent or agent appointed under Section 3.02 may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.04.  Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Rate Stabilization Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Rate Stabilization Bonds, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Rate Stabilization Bonds or in the Rate Stabilization Bonds other than the Indenture Trustee’s certificate of authentication.  The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Rate Stabilization Bond Collateral, or for or in respect of the Rate Stabilization Bonds (other than the certificate of authentication for the Rate Stabilization Bonds) or the Basic Documents and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Indenture.  The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller, the Servicer or any other Person under the Basic Documents or otherwise, and the Indenture Trustee shall have no obligation or liability to perform the obligations of such Persons.

SECTION 6.05.  Notice of Defaults.

(a)           If a Default occurs and is continuing with respect to any Series and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Rating Agency and each Bondholder of all Series notice of the Default within ninety (90) days after actual notice of such Default was received by a Responsible Officer of the Indenture Trustee.  Except in the case of a Default in payment of principal of and premium, if any, or interest on any Rate Stabilization Bond, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.  Except for an Event of Default under Sections 5.01(i) or (ii) that occur at a time when the Indenture Trustee is acting as the Paying Agent, and except as provided in the first sentence of this Section 6.05, in no event shall the Indenture Trustee be deemed to have knowledge of a Default.

(b)           If a Default occurs and is continuing with respect to any Series and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall promptly, but no more frequently than monthly, mail to the Issuer notice of any legal fees or other expenses incurred by the Indenture Trustee in defending or prosecuting any actual or threatened litigation, including any administrative proceeding, in respect of the Rate Stabilization Bonds or the Rate Stabilization Bond Collateral relating to such Series.

SECTION 6.06.  Reports by Indenture Trustee to Holders.

(a)           So long as Rate Stabilization Bonds are Outstanding and the Indenture Trustee is the Rate Stabilization Bond Registrar and Paying Agent, it shall deliver to each relevant current or former Holder such information in its possession as required by applicable Requirements of Law in connection with such Holder’s preparation of its federal income and any applicable local or state tax returns.  If the Rate Stabilization Bond Registrar and Paying Agent is other than the Indenture Trustee, such Rate Stabilization Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns.

(b)           With respect to each Series of Rate Stabilization Bonds, on or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to each Holder of such Rate Stabilization Bonds on such Payment Date or Special Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information (and any other information so specified in the applicable Series Supplement) as to the Rate Stabilization Bonds of such Series with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(i)            the amount of the payment to Holders allocable to principal, if any;

(ii)           the amount of the payment to Holders allocable to interest;

(iii)          the aggregate Outstanding Amount of such Rate Stabilization Bonds, before and after giving effect to any payments allocated to principal reported under clause (i) above;

(iv)          the difference, if any, between the amount specified in clause (iii) above and the Outstanding Amount specified in the related Expected Amortization Schedule;

(v)           any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(vi)          the amounts on deposit in the applicable Capital Subaccount and the applicable Excess Funds Subaccount, after giving effect to the foregoing payments.

(c)           The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant’s

Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies.  A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.

(d)           The Indenture Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Rate Stabilization Bonds shall be full and complete authorization and protection from liability with respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 6.07.  Compensation and Indemnity.  The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services.  The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability, tax or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration and the enforcement of this Indenture and the Indenture Trustee’s rights, powers and obligations under this Indenture and the related Series Supplement and the performance of its duties hereunder and obligations under or pursuant to this Indenture and the related Series Supplement.  The Indenture Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity.  The Issuer shall defend the claim and the Indenture Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.  The rights of the Indenture Trustee set forth in this Section 6.07 are subject to and limited by the priority of payments set forth in Section 8.02(e).

The payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and any Series Supplement or the earlier resignation or removal of the Indenture Trustee.  When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 6.08.  Replacement of Indenture Trustee and Securities Intermediary.

(a)           The Indenture Trustee may resign at any time upon thirty (30) days’ prior written notice to the Issuer subject to clause (c) below.  The Holders of a majority of the Outstanding Amount of the Rate Stabilization Bonds of all Series may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee.  The Issuer shall remove the Indenture Trustee if:

(i)            the Indenture Trustee fails to comply with Section 6.11;

(ii)           the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv)          the Indenture Trustee otherwise becomes incapable of acting; or

(v)           the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer or the Sponsor to comply with its reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Indenture Trustee’s mutual satisfaction within a reasonable period of time.

Any removal or resignation of the Indenture Trustee shall also constitute a removal or resignation of the Securities Intermediary.

(b)           If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee and Securities Intermediary.

(c)           A successor Indenture Trustee shall deliver a written acceptance of its appointment as the Indenture Trustee and as the Securities Intermediary to the retiring Indenture Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee and Securities Intermediary, as applicable, under this Indenture.  No resignation or removal of the Indenture Trustee pursuant to this Section 6.08 shall become effective until acceptance of the appointment by a successor Indenture Trustee having the qualifications set forth in Section 6.11.  The successor Indenture Trustee shall mail a notice of its succession to Holders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee (including unless otherwise agreed by the successor Indenture Trustee, all TPC Deposit Accounts held by the Indenture Trustee) to the successor Indenture Trustee.

(d)           If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Rate Stabilization Bonds of all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)           If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)            Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.09.  Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, however, that if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08.  Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee and any agent in Ireland appointed pursuant to Section 3.02.

In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Rate Stabilization Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Rate Stabilization Bonds so authenticated; and in case at that time any of the Rate Stabilization Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Rate Stabilization Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Rate Stabilization Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.

(a)           Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created by this Indenture or the Rate Stabilization Bond Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the Rate Stabilization Bond Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Rate Stabilization Bond Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Rate

Stabilization Bond Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)          the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)           Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11.  Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a)(1) and § 310(a)(5) and Section 26(a)(1) of the Investment Company Act.  The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of “Baa3” or better by Moody’s “BBB-” or better by Standard & Poor’s and, if Fitch provides a rating thereon, “BBB-” or better by Fitch.  The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 6.12.  Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 6.13.  Representations and Warranties of Indenture Trustee.  The Indenture Trustee hereby represents and warrants that:

(a)           the Indenture Trustee is a banking corporation validly existing and in good standing under the laws of the State of New York; and

(b)           the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

SECTION 6.14.  Annual Report by Independent Registered Public Accountants.  In the event the firm of Independent registered public accountants requires the Indenture Trustee to agree or consent to the procedures performed by such firm pursuant to Section 3.05 of the Servicing Agreement, the Indenture Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer in accordance with Section 3.05 of the Servicing Agreement.  In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 6.15.  Custody of Rate Stabilization Bond Collateral.  The Indenture Trustee shall hold such of the Rate Stabilization Bond Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York.  The Indenture Trustee shall hold such of the Rate Stabilization Bond Collateral as constitute investment property through the Securities Intermediary (which, as of the date hereof, is Deutsche Bank Trust Company Americas).  The initial Securities Intermediary, hereby agrees (and each future Securities Intermediary shall agree) with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) the Securities Intermediary will not agree with any person other than the Indenture Trustee to comply with entitlement orders originated by such other person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien, right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the internal laws of the State of New York.  Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC.  Except as permitted by this Section 6.15, or elsewhere in this Indenture, the Indenture Trustee shall not hold Rate Stabilization Bond Collateral through an agent or a nominee.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS

SECTION 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses of Holders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date with respect to each Series and (ii) six (6) months after the last Record Date with respect to each Series, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Bondholders of such Series as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Rate Stabilization Bond Registrar, no such list shall be required to be furnished.

SECTION 7.02.  Preservation of Information;  Communications to Holders.

(a)           The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Rate Stabilization Bond Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)           Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or under the Rate Stabilization Bonds.  In addition, upon the written request of any Holder or group of Holders of any Series or of all Outstanding Series of Rate Stabilization Bonds evidencing not less than 10 percent of the Outstanding Amount of the Rate Stabilization Bonds of that Series or all Series, as applicable, the Indenture Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders of that Series or all Outstanding Series, as applicable, for purposes of communicating with other Holders with respect to their rights hereunder.

(c)           The Issuer, the Indenture Trustee and the Rate Stabilization Bond Registrar shall have the protection of TIA § 312(c).

SECTION 7.03.  Reports by Issuer.

(a)           The Issuer shall:

(i)            so long as the Issuer or the Sponsor is required to file such documents with the SEC, provide to the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer or the Sponsor may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)           provide to the Indenture Trustee, and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)          supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Holders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the SEC.

(b)           Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 7.04.  Reports by Indenture Trustee.  If required by TIA § 313(a), within sixty (60) days after March 30 of each year, commencing with the year after the issuance of the Rate Stabilization Bonds of any Series, the Indenture Trustee shall mail to each Bondholder of such Series as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b); provided, however, that the initial report so issued shall be delivered not more than twelve (12) months after the initial issuance of each Series.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01.  Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Basic Documents.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Rate Stabilization Bond Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02.  Collection Accounts and TPC Deposit Accounts.

(a)           Prior to the Series Issuance Date for each Series of Rate Stabilization Bonds issued hereunder, the Issuer shall open or cause to be opened, at the Indenture Trustee’s office located at the Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Indenture Trustee’s name for the deposit of Estimated QRSC Collections, QRSC

Collections and all other amounts received with respect to the Series Rate Stabilization Bond Collateral related to such Series (each, a “Collection Account”).  Each Collection Account will consist of three subaccounts: a general subaccount (the “General Subaccount”), an excess funds subaccount (the “Excess Funds Subaccount”) and a capital subaccount (the “Capital Subaccount” and, together with the General Subaccount and the Excess Funds Subaccount, the “Subaccounts”).  For administrative purposes, the Subaccounts for any Series may be established by the Indenture Trustee as separate accounts.  Such separate accounts will be recognized individually as a Subaccount and collectively as the “Collection Account” for such Series.   Prior to or concurrently with the issuance of any Series of Rate Stabilization Bonds, the Member shall deposit into the applicable Capital Subaccount an amount equal to the Required Capital Level for such Series.  All amounts in the applicable Collection Account not allocated to any other subaccount shall be allocated to the applicable General Subaccount.  Prior to the Initial Payment Date for any Series, all amounts in the applicable Collection Account (other than funds deposited into the applicable Capital Subaccount, up to the Required Capital Level for any Series of Rate Stabilization Bonds) shall be allocated to the applicable General Subaccount.  All references to the Collection Account shall mean and be references to the applicable Collection Account for any Series and shall be deemed to include reference to all subaccounts contained therein.  Withdrawals from and deposits to each of the foregoing subaccounts of the applicable Collection Account shall be made as set forth in Section 8.02(d) and (e).  Each Collection Account shall at all times be maintained in an Eligible Account, will be under the sole dominion and exclusive control of the Indenture Trustee, and only the Indenture Trustee shall have access to each such Collection Account for the purpose of making deposits in and withdrawals from each such Collection Account in accordance with this Indenture.  Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in each Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments as directed in writing by the Issuer with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in the applicable Collection Account as part of the Series Rate Stabilization Bond Collateral as herein provided.  The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.

(b)           The Securities Intermediary hereby confirms that (i) each Collection Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8-102(a) (14) of the UCC) and is acting in such capacity with respect to such accounts, and (iii) the Indenture Trustee for the benefit of the Secured Parties is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8-102(a)(8)) with respect to such accounts.  The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the applicable Collection Account and shall be treated by it as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.  Notwithstanding anything to the contrary, the State of New York shall be deemed to be the location and jurisdiction of the Securities Intermediary for purposes of Section 8-110 of the

UCC, and each Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c)           The Indenture Trustee shall have sole dominion and exclusive control over all moneys in each Collection Account and shall apply such amounts therein as provided in this Section 8.02.  The Indenture Trustee shall also pay from each applicable Collection Account any amounts requested to be paid by or to the Servicer pursuant to Section 6.10(d) of the Servicing Agreement.

(d)           Estimated QRSC Collections shall be deposited in the applicable General Subaccount as provided in Section 6.10 of the Servicing Agreement.  All deposits to and withdrawals from each applicable Collection Account, all allocations to the subaccounts of each such Collection Account and any amounts to be paid to the Servicer under Section 8.02(c) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer’s Certificate, the Servicer’s Certificate or upon other written notice provided by the Servicer pursuant to Section 6.10(a) of the Servicing Agreement, as applicable.

(e)           On each Payment Date for any Series of Rate Stabilization Bonds, the Indenture Trustee shall apply all amounts on deposit in each applicable Collection Account, including all net earnings thereon, to pay the following amounts, in accordance with the Servicer’s Certificate, in the following priority:

(i)            all amounts owed by the Issuer to the Indenture Trustee (including legal fees and expenses) shall be paid to the Indenture Trustee (subject to Section 6.07) in an amount not to exceed annually the amount set forth in the related Series Supplement, such amounts to be withdrawn from each Collection Account pro rata based on the respective Outstanding Amounts of such Series;

(ii)           the Servicing Fee with respect to the related Series for such Payment Date and all unpaid Servicing Fees with respect to such Series for prior Payment Dates shall be paid to the Servicer;

(iii)           the Administration Fee with respect to the related Series for such Payment Date and all unpaid Administration Fees with respect to such Series for prior Payment Dates shall be paid to the Administrator;

(iv)          all other Operating Expenses for such Payment Date not described above shall be paid to the parties to which such Operating Expenses are owed, pro rata, in an amount not to exceed annually the amount set forth in the related Series Supplement, such amounts to be withdrawn from each Collection Account pro rata based on the respective Outstanding Amounts of such Series;

(v)           Periodic Interest for such Payment Date, including any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue Periodic Interest at the applicable Rate Stabilization Bond Interest Rate), with respect to the related Series of Rate Stabilization Bonds shall be paid to the Holders of such Series of Rate Stabilization Bonds;

(vi)          principal due and payable on the Rate Stabilization Bonds of the related Series as a result of an Event of Default or on the Final Maturity Date of the Rate Stabilization Bonds of such Series shall be paid to the Holders of such Series of Rate Stabilization Bonds;

(vii)         Periodic Principal for such Payment Date, including any overdue Periodic Principal, with respect to the related Series of Rate Stabilization Bonds shall be paid to the Holders of such Series of Rate Stabilization Bonds;

(viii)        any other unpaid Operating Expenses and any remaining amounts owed pursuant to the Basic Documents, including indemnity amounts owed to the Indenture Trustee, but excluding the Servicing Fee and the Administration Fee to the extent they exceed the amounts approved in the Series Supplement with respect to such Series, such amounts to be withdrawn from each Collection Account pro rata based on the respective Outstanding Amounts of such Series;

(ix)           the amount, if any, by which the Required Capital Level with respect to the applicable Series of Rate Stabilization Bonds exceeds the amount in the applicable Capital Subaccount as of such Payment Date shall be allocated to the applicable Capital Subaccount;

(x)           the balance, if any, shall be allocated to the applicable Excess Funds Subaccount for distribution on subsequent Payment Dates; and

(xi)           following repayment in full of all amounts payable hereunder of principal of and premium, if any, and interest on all Outstanding Series of Rate Stabilization Bonds, and all of the other foregoing amounts, including, without limitation, amounts due and payable to the Indenture Trustee under Section 6.07 or otherwise, subclause (e)(x) shall cease to apply, and the balance (including all amounts then held in the applicable Subaccounts), if any, shall be paid to the Issuer, free from the Lien of this Indenture and the related Series Supplement.

All payments to the Holders of a Series pursuant to clauses(v), (vi) and (vii) above shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, in the case of a Series comprised of two or more Tranches, the Series Supplement for such Series provides otherwise.  Payments in respect of principal of and premium, if any, and interest on any Tranche of Rate Stabilization Bonds will be made on a pro rata basis among all the Holders of such Tranche.

The amounts paid during any calendar year pursuant to clauses (i) and (iv) may not exceed the amounts approved in the Series Supplement with respect to any Series.    The amounts paid during any calendar year pursuant to clauses (ii) and (iii) may not exceed the amounts approved in the Series Supplement with respect to any Series, provided that BGE may seek approval from the PSC to recover from Customers, in accordance with the Financing Credit Order, incremental costs in excess of the amounts approved in the Series Supplement with respect to any Series, and furtherprovided that such incremental costs shall neither be considered an Operating Expense nor be paid out of the Collection Account or included in the calculation of True-Up Adjustments.

(f)           If on any Payment Date of any Series funds on deposit in the applicable General Subaccount are insufficient to make the payments contemplated by clauses (i) through (viii) of Section 8.02(e) above, the Indenture Trustee shall (i) first, draw from amounts on deposit in the applicable Excess Funds Subaccount and (ii) second, draw from amounts on deposit in the applicable Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (viii) of Section 8.02(e).  In addition, if on any Payment Date of any Series funds on deposit in the applicable General Subaccount are insufficient to make the allocations contemplated by clause (ix) above, the Indenture Trustee shall draw from amounts on deposit in the applicable Excess Funds Subaccount to make such allocations.

(g)           The Indenture Trustee, shall, as directed by the Servicer under Section 3.05(e) of the Servicing Agreement, maintain one or more segregated accounts in the Indenture Trustee’s name (the “TPC Deposit Accounts”) at its office located at the Corporate Trust Office, or at another Eligible Institution, for Third-Party Collector deposits provided pursuant to any Qualified Rate Order or Tariff, each such account for the benefit of the Indenture Trustee.  Pursuant to and in accordance with the Applicable Qualified Rate Order, amounts received from any Third-Party Collector as a security deposit shall be deposited into the applicable TPC Deposit Account.  To the extent permitted by each Applicable Qualified Rate Order, Tariff and PSC Regulations, the TPC Deposit Accounts shall at all times be maintained in Eligible Accounts, shall be subject to a perfected first priority security interest in favor of the Indenture Trustee for the benefit of the Secured Parties, and shall be under the sole dominion and exclusive control of the Indenture Trustee.  Funds in the TPC Deposit Accounts shall not be commingled with any other moneys.  All or a portion of the funds in the TPC Deposit Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee in Eligible Investments pursuant to the written direction of the Servicer (or, absent such direction, in accordance with Section 8.03(c)); provided, however, that (i) such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date, if applicable, for the related Series of Rate Stabilization Bonds and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity or the date of redemption thereof.  All moneys deposited from time to time in the TPC Deposit Accounts and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in a TPC Deposit Account as part of the Rate Stabilization Bond Collateral as herein provided and shall only be allocated and released upon the direction of the Servicer in accordance with Section 3.05(d) of the Servicing Agreement as required or permitted by this Indenture, each Applicable Qualified Rate Order, each applicable Tariff, or other applicable PSC Regulations.  Any loss resulting from investment made in Eligible Investments with moneys in a TPC Deposit Account shall be charged to such TPC Deposit Account.  The Indenture Trustee shall release property from a TPC Deposit Account only as and to the extent directed by the Servicer pursuant to the Applicable Qualified Rate Order and the Servicing Agreement and as required or permitted by this Indenture.   The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.

SECTION 8.03.  General Provisions Regarding the Collection Accounts.

(a)           So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in each Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that (i) such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date, if applicable, for the related Series of Rate Stabilization Bonds and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity or the date of redemption thereof.  All income or other gain from investments of moneys deposited in any Collection Account shall be deposited by the Indenture Trustee in such Collection Account, and any loss resulting from such investments shall be charged to such Collection Account.  The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) to such effect.  In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon.  The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.  The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

(b)           Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)           If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in any Collection Account to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Rate Stabilization Bonds of any Series but the Rate Stabilization Bonds of such Series shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in such Collection Account in one or more money market funds described under clause (d) of the definition of “Eligible Investments” pursuant to the most recent written investment directions delivered by the Issuer to the Indenture Trustee with respect to such type of Eligible Investments; provided that if the Issuer has never delivered written investment directions to the Indenture Trustee, the Indenture Trustee shall not invest or reinvest such funds in any investments.

(d)           The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Issuer.

(e)           The Indenture Trustee and its Affiliates are permitted to receive additional compensation from third parties, that could be deemed to be in the Indenture Trustee’s or its Affiliates’ respective economic self-interest, for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments or (iii) effecting transactions in certain Eligible Investments.

SECTION 8.04.  Release of Rate Stabilization Bond Collateral.

(a)           So long as the Issuer is not in default hereunder and no Default hereunder would occur as a result of such action, the Issuer, through the Servicer, may collect, sell or otherwise dispose of written-off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become Rate Stabilization Bond Collateral and be deposited to the applicable General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer.  Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any Rate Stabilization Bond Collateral which is part of a Bill previously written-off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the immediately preceding sentence.

(b)           The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.  The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.01.

(c)           The Indenture Trustee shall, at such time as there are no Rate Stabilization Bonds of a Series Outstanding and all sums payable to the Indenture Trustee pursuant to Section 6.07 or otherwise have been paid, release any remaining portion of the Series Rate Stabilization Bond Collateral that secured such Rate Stabilization Bonds from the Lien of this Indenture, release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credit to the applicable Collection Account and, subject to the instructions of the Servicer, shall release the TPC Deposit Accounts in accordance with Section 8.02.

SECTION 8.05.  Opinion of Counsel.  The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.04, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of external counsel of the Issuer, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Rate Stabilization Bonds or the rights of the Holders in contravention of the provisions of this Indenture and the related Series Supplement; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Rate Stabilization Bond Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.06.  Reports by Independent Registered Public Accountants.  As of the Closing Date, the Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the related Series Supplements.  In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.  Upon any resignation by, or termination by the Issuer of, such firm the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation.  If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned or been terminated within fifteen (15) days after such resignation or termination, the Indenture Trustee shall promptly notify the Issuer of such failure in writing.  If the Issuer shall not have appointed a successor within ten (10) days thereafter the Indenture Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation; provided that the Indenture Trustee shall have no liability with respect to such appointment.  The fees of such Independent registered public accountants and its successor shall be payable by the Issuer.

ARTICLE IX

Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without Consent of Holders.

(a)           Without the consent of the Holders of any Rate Stabilization Bonds but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)            to correct or amplify the description of any property, including, without limitation, the Rate Stabilization Bond Collateral, at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture and the related Series Supplement, or to subject to the Lien of this Indenture and the related Series Supplement additional property;

(ii)           to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Rate Stabilization Bonds;

(iii)          to add to the covenants of the Issuer, for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)           to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture, including any Series Supplement, which may be inconsistent with any other provision herein or in any supplemental indenture, including any Series Supplement, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that (i) such action shall not, as evidenced by an Opinion of Counsel of external counsel of the Issuer, adversely affect in any material respect the interests of the Holders of the Rate Stabilization Bonds and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

(vi)          to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Rate Stabilization Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)         to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar or successor federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

(viii)        to set forth the terms of any Tranche or any Series that has not theretofore been authorized by a Series Supplement;

(ix)           to qualify the Rate Stabilization Bonds for registration with a Clearing Agency; or

(x)           to satisfy any Rating Agency requirements.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)           The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Rate Stabilization Bonds,  enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Rate Stabilization Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel of nationally recognized counsel of the Issuer experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

SECTION 9.02.  Supplemental Indentures with Consent of Holders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of each Series or Tranche to be affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Rate Stabilization Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Rate Stabilization Bond of each Series or Tranche affected thereby:

(i)            change the date of payment of any installment of principal of or premium, if any, or interest on any Rate Stabilization Bond of such Series or Tranche, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto, change the provisions of this Indenture and the related applicable Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Rate Stabilization Bond Collateral to payment of principal of or premium, if any, or interest on the Rate Stabilization Bonds, or change any place of payment where, or the coin or currency in which, any Rate Stabilization Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Rate Stabilization Bonds on or after the respective due dates thereof;

(ii)           reduce the percentage of the Outstanding Amount of the Rate Stabilization Bonds or of a Series or Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)          reduce the percentage of the Outstanding Amount of the Rate Stabilization Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Rate Stabilization Bond Collateral pursuant to Section 5.04;

(iv)          modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that those provisions of this Indenture or the other Basic Documents referenced in this Section 9.02 cannot be modified or waived without the consent of the Holder of each Outstanding Rate Stabilization Bond affected thereby;

(v)           modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Rate Stabilization Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or change the Expected Amortization Schedules or Final Maturity Dates of any Tranche or Series of Rate Stabilization Bonds;

(vi)          decrease the Required Capital Level with respect to any Series;

(vii)         permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Rate Stabilization Bond Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Rate Stabilization Bond of the security provided by the Lien of this Indenture; or

(viii)        cause any material adverse federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then existing Holders.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Issuer shall mail to the Rating Agencies and the Holders of the Rate Stabilization Bonds to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.04.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Series or Tranche of Rate Stabilization Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.05.  Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 9.06.  Reference in Rate Stabilization Bonds to Supplemental Indentures.  Rate Stabilization Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Rate Stabilization Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Rate Stabilization Bonds.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.  Compliance Certificates and Opinions, etc.

(a)           Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)           (i) Prior to the deposit of any Rate Stabilization Bond Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Rate Stabilization Bond Collateral or other property or securities to be so deposited.

(ii)           Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent or more of the Outstanding Amount of the Rate Stabilization Bonds of all Series, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the Outstanding Amount of the Rate Stabilization Bonds of all Series.

(iii)          Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)          Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property with respect to such Series, or securities released from the Lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 percent or more of the Outstanding Amount of the Rate Stabilization Bonds of all Series, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the then Outstanding Amount of the Rate Stabilization Bonds of all Series.

(v)           Notwithstanding Section 2.16 or any other provision of this Section 10.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the Rate

Stabilization Property and the other Rate Stabilization Bond Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of each Collection Account as and to the extent permitted or required by the Basic Documents.

SECTION 10.02.  Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 10.03.  Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)           The ownership of Rate Stabilization Bonds shall be proved by the Rate Stabilization Bond Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Rate Stabilization Bonds shall bind the Holder of every Rate Stabilization Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Rate Stabilization Bond.

SECTION 10.04.  Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(i)            the Indenture Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Indenture Trustee at the Corporate Trust Office,

(ii)           the Issuer by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to:  RSB BONDCO LLC, Suite 202, 103 Foulk Road, Wilmington, Delaware 19803, Attention: Manager, Telephone: (302) 691-6409, Facsimile: (302) 652-8667, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.  The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee, or

(iii)          the PSC by the Seller, the Issuer or the Indenture Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the PSC addressed to: PUBLIC SERVICE COMMISSION OF MARYLAND, William D. Schaefer Tower, 6 St. Paul Street, 12th Floor, Baltimore, Maryland 21202,  Attention: Executive Secretary, Telephone: (410) 767-8000, Facsimile: (410) 333-6495.

(b)           Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, facsimile, personally delivered or mailed by certified mail, return receipt requested to:

(i)            in the case of Moody’s, to: Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Telephone: (212) 553-3686, Facsimile (212) 553-0573,

(ii)           in the case of Standard & Poor’s, to: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, Telephone: (212) 438-2000, Facsimile: (212) 438-2665,

(iii)          in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 908-0355, and

(iv)          as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 10.05.  Notices to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Holder affected by such event, at such Holder’s address as it appears on the Rate Stabilization Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 10.06.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.07.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 10.08.  Successors and Assigns.  All covenants and agreements in this Indenture and the Rate Stabilization Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 10.09.  Severability.  Any provision in this Indenture or in the Rate Stabilization Bonds that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.10.  Benefits of Indenture.  Nothing in this Indenture or in the Rate Stabilization Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Rate Stabilization Bond Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 10.11.  Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Rate Stabilization Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 10.12.  GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,  WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED HEREUNDER IN RATE STABILIZATION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH RATE STABILIZATION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

SECTION 10.13.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.14.  Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at the Issuer’s cost and expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee or, if requested by the Indenture Trustee, external counsel of the Issuer) to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 10.15.  Issuer Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Rate Stabilization Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers  in their respective individual capacities, (ii) any owner of a limited liability company interest in the Issuer (including BGE) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, or employee of the Indenture Trustee, the Managers or any owner of a limited liability company interest in the Issuer (including BGE) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing (it being understood that none of the Indenture Trustee, the Managers or BGE has any such obligations in their respective individual or corporate capacities).

SECTION 10.16.  No Recourse to Issuer.  Notwithstanding any provision of this Indenture or any Series Supplement to the contrary, Holders shall have no recourse against the Issuer, but shall look only to the Rate Stabilization Bond Collateral with respect to any amounts due to the Holders hereunder and under the Rate Stabilization Bonds.

SECTION 10.17.  Basic Documents.  The Indenture Trustee is hereby authorized to execute and deliver the Servicing Agreement and to execute and deliver any other Basic Document which it is requested to acknowledge.

SECTION 10.18.  No Petition.  The Indenture Trustee, solely in its capacity as a creditor of the Issuer, by entering into this Indenture, each Holder, by accepting a Rate Stabilization Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.  Nothing in this paragraph shall preclude, or be deemed to estop, such Holder or the Indenture Trustee (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or the LLC Agreement or (ii) any involuntary case or proceeding pertaining to the Issuer which is filed or commenced by or on behalf of a Person other than such Holder and is not joined in by such Holder (or any person to which such Holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, all as of the day and year first above written.

RSB BONDCO LLC, as Issuer
By:	/s/ Charles A. Berardesco
Name: Charles A. Berardesco Title: Secretary

Issuer Signature Page to Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee and as Securities Intermediary
By:	/s/ Eileen Hughes
Name: Eileen Hughes Title: Vice President
By:	/s/ Louis Bodi
Name: Louis Bodi Title: Vice President

Trustee Signature Page to Indenture

STATE OF NEW YORK                     )
                                                               ) ss:
CITY OF BALTIMORE                       )

On the 29th day of June, 2007, before me, Holly Anne Hertsgaard, a Notary Public in and for said county and state, personally appeared Charles A. Berardesco, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person’s authorized capacity, and that by the signature on the instrument Deutsche Bank Trust Company Americas, a national banking association, and the entity upon whose behalf the person acted, executed this instrument.

WITNESS my hand and official seal.

/s/ Holly Anne Hertsgaard
Notary Public
My commission expires: 2/1/08

STATE OF NEW YORK        )
                       ) ss:
COUNTY OF MANHATTAN              )

On the 27th day of June, 2007, before me, Winsome Ferguson, a Notary Public in and for said county and state, personally appeared Eileen Hughes, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person’s authorized capacity, and that by the signature on the instrument Deutsche Bank Trust Company Americas, a national banking association, and the entity upon whose behalf the person acted, executed this instrument.

WITNESS my hand and official seal.

/s/ Winsome Ferguson
Notary Public
My commission expires: March 3, 2011

STATE OF MARYLAND                   )
                                                               ) ss:
COUNTY OF MANHATTAN   )

On the 27th day of June, 2007, before me, Winsome Ferguson, a Notary Public in and for said county and state, personally appeared Louis Bodi, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as a manager of RSB BONDCO LLC, and that by his signature on the instrument RSB BONDCO LLC, a Delaware limited liability company and the entity upon whose behalf such person acted, executed this instrument.

WITNESS my hand and official seal.

/s/ Winsome Ferguson
Notary Public
My commission expires: March 3, 2011

EXHIBIT A

FORM OF RATE STABILIZATION BOND

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No. _____                                                                    $________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.

THE PRINCIPAL OF THIS SERIES [    ], TRANCHE [  -  ] RATE STABILIZATION BOND (“THIS TRANCHE [  - ] RATE STABILIZATION BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [  -  ] RATE STABILIZATION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THE HOLDER OF THIS TRANCHE [  -  ] RATE STABILIZATION BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE RATE STABILIZATION BOND COLLATERAL, AS DESCRIBED IN THE INDENTURE AND THE SERIES SUPPLEMENT REFERRED TO ON THE REVERSE HEREOF, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER.  ALL OBLIGATIONS OF THE ISSUER OF THIS TRANCHE [  -  ] RATE STABILIZATION BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE.  THE HOLDER OF THIS TRANCHE [  -  ] RATE STABILIZATION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE SERIES

EXHIBIT A
1

[     ] RATE STABILIZATION BONDS, IT WILL NOT ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE ISSUER OR ANY MANAGER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING AN INVOLUNTARY CASE AGAINST THE ISSUER UNDER ANY INSOLVENCY LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE ISSUER OR ANY SUBSTANTIAL PART OF ITS RESPECTIVE PROPERTY, OR ORDERING THE DISSOLUTION, WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE ISSUER.  NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR THE LLC AGREEMENT OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

THE STATE OF MARYLAND AND ANY OTHER GOVERNMENTAL UNIT ARE NOT OBLIGED TO PAY THE PRINCIPAL OF OR INTEREST ON RSB BONDCO LLC RATE STABILIZATION BONDS, INCLUDING THIS TRANCHE [   ] RATE STABILIZATION BOND.  NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF MARYLAND OR ANY OTHER GOVERNMENTAL UNIT IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR INTEREST ON RSB BONDCO LLC RATE STABILIZATION BONDS, INCLUDING THIS TRANCHE [   ] RATE STABILIZATION BOND.  THE STATE OF MARYLAND HAS PLEDGED, FOR THE BENEFIT AND PROTECTION OF THE HOLDERS OF RSB BONDCO LLC RATE STABILIZATION BONDS, INCLUDING THIS TRANCHE [   ] RATE STABILIZATION BOND, THAT IT WILL NOT TAKE OR ALLOW ANY ACTION THAT WOULD IMPAIR THE VALUE OF THE RATE STABILIZATION PROPERTY, OR, EXCEPT AS ALLOWED BY APPLICABLE SECTIONS OF THE RATE STABILIZATION ACT, REDUCE, ALTER OR IMPAIR THE QUALIFIED RATE STABILIZATION CHARGES TO BE IMPOSED, COLLECTED AND REMITTED TO THE INDENTURE TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF RATE STABILIZATION BONDS, INCLUDING THIS TRANCHE [   ] RATE STABILIZATION BOND, UNTIL THE PRINCIPAL, INTEREST AND PREMIUM, AND ANY OTHER CHARGES INCURRED AND CONTRACTS TO BE PERFORMED IN CONNECTION WITH THE RSB BONDCO LLC RATE STABILIZATION BONDS, INCLUDING THIS TRANCHE [   ] RATE STABILIZATION BOND, HAVE BEEN PAID AND PERFORMED IN FULL.

EXHIBIT A
2

RSB BONDCO LLC RATE STABILIZATION BONDS,

SERIES [   ], Tranche [  -  ].

INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	FINAL MATURITY DATE

RSB BONDCO LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [            ], or registered assigns, the Original Principal Amount shown above [in semi-annual installments] on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each April 1st and October 1st or if any such day is not a Business Day, the next succeeding Business Day, commencing on [            ] and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a “Payment Date”), on the principal amount of this Series [   ], Tranche [  -  ] Rate Stabilization Bond (hereinafter referred to as this “Tranche [  -  ] Rate Stabilization Bond”).  Interest on this Tranche [  -  ] Rate Stabilization Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of [specify method of computation].  Such principal of and interest on this Tranche [  -  ] Rate Stabilization Bond shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Tranche [  -  ] Rate Stabilization Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Tranche [  -  ] Rate Stabilization Bond shall be applied first to interest due and payable on this Tranche [  -  ] Rate Stabilization Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche [  -  ] Rate Stabilization Bond, all in the manner set forth in the Indenture.

Reference is made to the further provisions of this Tranche [  -  ] Rate Stabilization Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche [  -  ] Rate Stabilization Bond.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Tranche [  -  ] Rate Stabilization

EXHIBIT A
3

Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

Date:	RSB BONDCO LLC
By:
Name: Title:
EXHIBIT A
4

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:  __________ ___, ____

This is one of the Series [    ], Tranche [  -  ] Rate Stabilization Bonds, designated above and referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee and as Securities Intermediary
By:
Name: Title:
By:
Name: Title:

EXHIBIT A
5

REVERSE OF RATE STABILIZATION BOND* 1

This Series [   ], Tranche [  -  ] Rate Stabilization Bond is one of a duly authorized issue of Rate Stabilization Bonds of the Issuer (herein called the “Rate Stabilization Bonds”), issued and to be issued in one or more Series, which Series are issuable in one or more Tranches, and the Series [   ] Rate Stabilization Bonds consists of [   ] Tranches, including this Tranche [  -  ] Rate Stabilization Bond (herein called the “Tranche [  -  ] Rate Stabilization Bonds”), all issued and to be issued under that certain Indenture dated as of June 29, 2007 (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and in its separate capacity as a securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Rate Stabilization Bonds.  For purposes herein, “Series Supplement” means that certain Series Supplement dated as of June 29, 2007, between the Issuer and the Indenture Trustee.  All terms used in this Tranche [  -  ] Rate Stabilization Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

The Tranche [  -  ] Rate Stabilization Bonds, the other Tranches of Series [   ] Rate Stabilization Bonds (all of such Tranches being referred to herein as “Series [     ] Rate Stabilization Bonds”) and any other Series of Rate Stabilization Bonds issued by the Issuer are and will be equally and ratably secured by the Series Rate Stabilization Bond Collateral pledged as security therefor as provided in the Indenture.

The principal of this Tranche [  -  ] Rate Stabilization Bond shall be payable on each Payment Date only to the extent that amounts in the applicable Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the related Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Bondholders representing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of this Series have declared such Rate Stabilization Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture).  However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture.  The entire unpaid principal amount of this Tranche [  -  ] Rate Stabilization Bond shall be due and payable on the Final Maturity Date

*The form of the reverse of a Rate Stabilization Bond is substantially as follows, unless otherwise specified in the related Series Supplement.

EXHIBIT A
6

hereof.  Notwithstanding the foregoing, the entire unpaid principal amount of the Rate Stabilization Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Rate Stabilization Bonds representing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of this Series have declared the Rate Stabilization Bonds of this Series to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture).  All principal payments on the Tranche [  -  ] Rate Stabilization Bonds shall be made pro rata to the Tranche [  -  ] Holders entitled thereto based on the respective principal amounts of the Tranche [  -  ] Rate Stabilization Bonds held by them.

Payments of interest on this Tranche [  -  ] Rate Stabilization Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche [  -  ] Rate Stabilization Bond (or one or more Predecessor Rate Stabilization Bonds) on the Rate Stabilization Bond Register on the Record Date or in such other manner as may be provided in the Indenture or the related Series Supplement, except that (i) upon application to the Indenture Trustee by any Holder owning a Global Rate Stabilization Bond evidencing this Tranche [  -  ] Rate Stabilization Bond in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder and (ii) if this Tranche [  -  ] Rate Stabilization Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Rate Stabilization Bond evidencing this Tranche [  -  ] Rate Stabilization Bond unless and until such Global Rate Stabilization Bond is exchanged for Definitive Rate Stabilization Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Tranche [  -  ] Rate Stabilization Bond on a Payment Date which shall be payable as provided below.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Rate Stabilization Bond Register as of the applicable Record Date without requiring that this Tranche [  -  ] Rate Stabilization Bond be submitted for notation of payment.  Any reduction in the principal amount of this Tranche [  -  ] Rate Stabilization Bond (or any one or more Predecessor Rate Stabilization Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche [  -  ] Rate Stabilization Bond and of any Rate Stabilization Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche [  -  ] Rate Stabilization Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche [  -  ] Rate Stabilization Bond and shall specify the place where this Tranche [  -  ] Rate Stabilization Bond may be presented and surrendered for payment of such installment.

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The Issuer shall pay interest on overdue installments of interest at the Rate Stabilization Bond Interest Rate to the extent lawful.

This Rate Stabilization Bond is a “Rate Stabilization Bond” as such term is defined in the Rate Stabilization Law.  Principal and interest due and payable on this Rate Stabilization Bond are payable from and secured primarily by Rate Stabilization Property created and established by a Qualified Rate Order obtained from the Public Service Commission of Maryland pursuant to the Rate Stabilization Law.  Rate Stabilization Property consists of the rights and interests of the Seller in the relevant Qualified Rate Order, including the right to impose, collect and recover certain charges (defined in the Rate Stabilization Law as “Qualified Rate Stabilization Charges”) to be included in regular electric utility bills of existing and future residential electric delivery service customers within the service territory of BGE, a Maryland electric utility, or its successors or assigns, as more fully described in the Qualified Rate Order.

The Rate Stabilization Law provides that:  “The state pledges for the benefit and protection of financing parties and the electric company, that it will not take or allow any action that would impair the value of rate stabilization property, or, except as allowed in accordance with Sections 7-531, 7-533, and 7-534 [of the Rate Stabilization Law], reduce, alter, or impair the qualified rate stabilization charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related rate stabilization bonds have been paid and performed in full.  Any party issuing rate stabilization bonds is authorized to include this pledge in any documentation relating to those bonds.”

As a result of the foregoing pledge, the State of Maryland may not, except as provided in the succeeding sentence, in any way reduce, alter or impair the Qualified Rate Stabilization Charges until the Rate Stabilization Bonds, together with interest thereon, are fully paid and discharged.  Notwithstanding the immediately preceding sentence, the State of Maryland would be allowed to effect a temporary impairment of the Holders’ rights if it could be shown that such impairment was necessary to advance a significant and legitimate public purpose.

The Issuer and BGE hereby acknowledge that the purchase of this Rate Stabilization Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [    -    ] Rate Stabilization Bond may be registered on the Rate Stabilization Bond Register upon surrender of this Tranche [    -    ] Rate Stabilization Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may

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require, and thereupon one or more new Tranche [    -    ] Rate Stabilization Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Tranche [    -    ] Rate Stabilization Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04 or 2.06 of the Indenture not involving any transfer.

Each Rate Stabilization Bond holder, by acceptance of a Rate Stabilization Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Rate Stabilization Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a limited liability company interest in the Issuer (including BGE) or (iii) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a limited liability company interest in the Issuer (including BGE) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing (it being understood that none of the Indenture Trustee, the Managers or BGE has any such obligations in their respective individual or corporate capacities).

Prior to the due presentment for registration of transfer of this Tranche [    -    ] Rate Stabilization Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche [    -    ] Rate Stabilization Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche [    -    ] Rate Stabilization Bond and for all other purposes whatsoever, whether or not this Tranche [    -    ] Rate Stabilization Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Rate Stabilization Bonds under the Indenture at any time by the Issuer with the consent of the Bondholders representing not less than a majority of the Outstanding Amount of all Rate Stabilization Bonds at the time outstanding of each Series or Tranche to be affected.  The Indenture also contains provisions permitting the Bondholders representing specified percentages of the Outstanding Amount of the Rate Stabilization Bonds of all Series, on behalf of the Holders of all the Rate Stabilization Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Tranche [  -  ] Rate Stabilization Bond (or any one of more Predecessor Rate Stabilization Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche [  -  ] Rate Stabilization Bond and of any Rate Stabilization Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [  -  ] Rate Stabilization Bond.  The Indenture also permits the Indenture Trustee to amend or waive

EXHIBIT A
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certain terms and conditions set forth in the Indenture without the consent of Holders of the Rate Stabilization Bonds issued thereunder.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Tranche [  -  ] Rate Stabilization Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth therein, which provisions apply to this Tranche [  -  ] Rate Stabilization Bond.

The term “Issuer” as used in this Tranche [  -  ] Rate Stabilization Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Bondholders under the Indenture.

The Tranche [  -  ] Rate Stabilization Bonds are issuable only in registered form in denominations as provided in the Indenture and the related Series Supplement subject to certain limitations therein set forth.

THIS TRANCHE [  -  ] RATE STABILIZATION BOND, THE INDENTURE AND THE RELATED SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN RATE STABILIZATION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH RATE STABILIZATION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

No reference herein to the Indenture and no provision of this Tranche [  -  ] Rate Stabilization Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche [  -  ] Rate Stabilization Bond at the times, place, and rate, and in the coin or currency herein prescribed.

The Holder of this Tranche [  -  ] Rate Stabilization Bond by the acceptance hereof agrees that, notwithstanding any provision of the Indenture or the related Series Supplement to the contrary, the Holder shall have no recourse against the Issuer, but shall look only to the Rate Stabilization Bond Collateral, with respect to any amounts due to the Holder under this Tranche [  -  ] Rate Stabilization Bond.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche [  -  ] Rate Stabilization Bond, by acquiring any Tranche [  -  ] Rate Stabilization

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Bond or interest therein, (i) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Tranche [  -  ] Rate Stabilization Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Rate Stabilization Bond Collateral and (ii) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Tranche [  -  ] Rate Stabilization Bonds are outstanding, agree to treat the Tranche [  -  ] Rate Stabilization Bonds as indebtedness of the sole owner of the Issuer secured by the Rate Stabilization Bond Collateral unless otherwise required by appropriate taxing authorities.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Tranche [  -  ] Rate Stabilization Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	___________________ Custodian ______________________ (Custodian) (minor)
Under Uniform Gifts to Minor Act (____________________) (State)
Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee _______________________

FOR VALUE RECEIVED, the undersigned2 hereby sells, assigns and transfers unto

(name and address of assignee)

the within Tranche [  -  ] Rate Stabilization Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ______              , attorney, to transfer said Tranche [  -  ] Rate Stabilization Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________
Signature Guaranteed:

2    RATE STABILIZATION BOND:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche [  -  ] Rate Stabilization Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE:  Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Program (MSP), (iii) the Stock Exchange Medallion Program (SEMP) or (iv) such other guarantee program acceptable to the Indenture Trustee.

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EXHIBIT B

FORM OF SERIES SUPPLEMENT

This SERIES SUPPLEMENT dated as of June 29, 2007 (this “Series Supplement”), by and between RSB BONDCO LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (“Deutsche Bank”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of June 29, 2007, by and between the Issuer and Deutsche Bank, in its capacity as Indenture Trustee and in its separate capacity as a securities intermediary (the “Indenture”).

PRELIMINARY STATEMENT

Section 2.02 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into one or more Series Supplements for the purposes of authorizing the issuance by the Issuer of a Series of Rate Stabilization Bonds and establishing the terms thereof.  The Issuer has duly authorized the creation of a Series of Rate Stabilization Bonds with an initial aggregate principal amount of $623,200,000 to be known as RSB BondCo LLC Rate Stabilization Bonds, Series A (the “Series A Rate Stabilization Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Series Supplement in order to provide for the creation of the Series A Rate Stabilization Bonds.

All terms used in this Series Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Series Supplement or the context clearly requires otherwise.  In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

GRANTING CLAUSE

With respect to the Series A Rate Stabilization Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Series A Rate Stabilization Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to the following (collectively, the “Series A Rate Stabilization Bond Collateral”): (a) the Rate Stabilization Property created under and pursuant to the Applicable Qualified Rate Order, and transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, collect and receive Qualified Rate Stabilization Charges, all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Qualified Rate Stabilization Charges authorized in the Applicable Qualified Rate Order and any Tariffs filed pursuant thereto and any contractual rights to collect such Qualified Rate Stabilization Charges from Customers and Third-Party Collectors), (b) all Qualified Rate Stabilization Charges related to such Rate Stabilization Property, (c) the Sale Agreement and each Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and such Bills of Sale with respect to

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such Rate Stabilization Property and the Series A Rate Stabilization Bonds, (d) the Servicing Agreement, the Administration Agreement and any subservicing, agency, administration, collection or other agreements executed in connection therewith, to the extent related to the foregoing Rate Stabilization Property and the Series A Rate Stabilization Bonds, (e) the Collection Account for such Series, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain adjustments to the Qualified Rate Stabilization Charges in accordance with Section 7-531 of the Rate Stabilization Law, the Applicable Qualified Rate Order or any Tariff filed in connection therewith, (g) all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of Third-Party Collectors pursuant to such Applicable Qualified Rate Order or Tariff, including investment earnings thereon and all amounts on deposit in the TPC Deposit Accounts, (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Rate Stabilization Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (i) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (j) all payments on or under, and all proceeds in respect of, any or all of the foregoing; it being understood that the following do not constitute Series A Rate Stabilization Bond Collateral: (i) following retirement of all Outstanding Series of Rate Stabilization Bonds, cash that has been released pursuant to Section 8.04(c) of the Indenture, (ii) amounts deposited with the Issuer on any Series Issuance Date, including the Closing Date, for payment of costs of issuance with respect to the related Series (together with any interest earnings thereon) and (iii) the Initial Capital Contribution by the Member to the Issuer pursuant to Section 2.01 of the LLC Agreement, it being understood that such amounts described in clauses (i),(ii) and (iii) above shall not be subject to Section 3.17 of the Indenture.

The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Series A Rate Stabilization Bonds and all fees, expenses, counsel fees and expenses and other amounts due and payable to the Indenture Trustee (collectively, the “Secured Obligations”) equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Series A Rate Stabilization Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture.  The Indenture and this Series Supplement constitutes a security agreement within the meaning of the Rate Stabilization Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.  In addition, the Issuer shall cause the filing of one or more financing statements to evidence the security interest of the Indenture Trustee in the Series A Rate Stabilization Bond Collateral.

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Series A Rate Stabilization Bonds, acknowledges such Grant and accepts the trusts under this Series Supplement and the Indenture in accordance with the provisions of this Series Supplement and the Indenture.

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SECTION 1. Designation.  The Series A Rate Stabilization Bonds shall be designated generally as the Rate Stabilization Bonds, Series A and further denominated as Tranches A-1 through A-3.

SECTION 2. Initial Principal Amount; Rate Stabilization Bond Interest Rate; Scheduled Final Payment Date; Final Maturity Date.  The Series A Rate Stabilization Bonds of each Tranche shall have the initial principal amount, bear interest at the rates per annum (as to each Tranche, the “Rate Stabilization Bond Interest Rate”) and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

Tranche	Initial Principal Amount	Rate Stabilization Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
Tranche A-1	$284,000,000	5.47%	10/1/2012	10/1/2014
Tranche A-2	$220,000,000	5.72%	4/1/2016	4/1/2018
Tranche A-3	$119,200,000	5.82%	4/1/2017	6/28/2019

The Rate Stabilization Bond Interest Rate shall be computed on the basis of a 360-day year of twelve (12) 30-day months.

SECTION 3.  Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; No Premium; Other Terms.

(a)           Authentication Date.  The Series A Rate Stabilization Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on June 29, 2007 (the “Series Issuance Date”) shall have as their date of authentication June 29, 2007.

(b)           Payment Dates.  The Payment Dates for the Series A Rate Stabilization Bonds are April 1 and October 1 of each year or, if any such date is not a Business Day, the following Business Day, commencing on April 1, 2008 and continuing until the earlier of repayment of the Series A, Tranche A-3 Rate Stabilization Bonds in full and the Final Maturity Date for the Series A, Tranche A-3 Rate Stabilization Bonds.

(c)           Expected Amortization Schedule for Principal.  Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: (1) to the holders of the Tranche A-1 Rate Stabilization Bonds, until the Outstanding Amount of such Tranche of Rate Stabilization Bonds thereof has been reduced to zero; (2) to the holders of the Tranche A-2 Rate Stabilization Bonds, until the Outstanding Amount of such Tranche of Rate Stabilization Bonds thereof has been reduced to zero; and (3) to the holders of the Tranche A-3 Rate Stabilization Bonds, until the Outstanding Amount of such Tranche of Rate Stabilization Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Tranche on a Payment Date be greater than the

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amount necessary to reduce the Outstanding Amount of such Tranche of Rate Stabilization Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Tranche and Payment Date.

(d)           Periodic Interest.  Periodic Interest will be payable on each Tranche of the Series A Rate Stabilization Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Rate Stabilization Bond Interest Rate and (ii) the Outstanding Amount of the related Tranche of Series A Rate Stabilization Bonds as of the close of business on the preceding Payment Date (or, with respect to the Initial Payment Date, the Outstanding Amount of the related Tranche of Series A Rate Stabilization Bonds on the Series Issuance Date) after giving effect to all payments of principal made to the Holders of the related Tranche of Series A Rate Stabilization Bonds on such preceding Payment Date.

(e)           Book-Entry Rate Stabilization Bonds.  The Series A Rate Stabilization Bonds shall be Book-Entry Rate Stabilization Bonds and the applicable provisions of Section 2.11 of the Indenture shall apply to such Rate Stabilization Bonds.

(f)           Waterfall Caps.

(i)           The amount payable with respect to the Series A Rate Stabilization Bonds pursuant to Section 8.02(e)(i) of the Indenture shall not exceed $850,000 annually.

(ii)           The amount payable with respect to the Series A Rate Stabilization Bonds pursuant to Section 8.02(e)(ii) of the Indenture shall not exceed on an annual basis (A) for so long as BGE is the Servicer, 0.05% of the aggregate initial principal amount of Series A Rate Stabilization Bonds, provided that BGE may seek approval from the PSC to recover from Customers, in accordance with the Financing Credit Order, any incremental costs it incurs to service the Rate Stabilization Property to the extent such incremental costs exceed 0.05% of the aggregate initial principal amount of Series A Rate Stabilization Bonds, and furtherprovided that such excess amount shall neither be considered an Operating Expense nor be paid out of the Collection Account or included in the calculation of True-Up Adjustments, or (B) if BGE is not the Servicer, 1.25% of the aggregate initial principal amount of Series A Rate Stabilization Bonds, provided, however, that BGE may seek approval from the PSC for a higher fee to be payable under Section 8.02(e)(ii) of the Indenture if it can reasonably demonstrate to the PSC that the services cannot be obtained under then-current market conditions for a fee of 1.25% of the aggregate initial principal amount of Series A Rate Stabilization Bonds.

(iii)           The amount payable for the Series A Rate Stabilization Bonds pursuant to Section 8.02(e)(iii) of the Indenture, shall not exceed $100,000 in the aggregate annually, provided that BGE may seek approval from the PSC to recover from Customers, in accordance with the Financing Credit Order, any incremental costs it incurs to provide administrative support services to the Issuer to the extent such incremental costs exceed $100,000, and furtherprovided that such excess amount shall neither be considered an Operating Expense nor be paid out of the Collection Account or included in the calculation of True-Up Adjustments.

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(iv)           The amount payable with respect to the ordinary periodic Operating Expenses not described above pursuant to Section 8.02(e)(iv) shall not exceed $250,000 in the aggregate annually.

SECTION 4.  Minimum Denominations.  The Series A Rate Stabilization Bonds shall be issuable in the Minimum Denomination and in integral multiples  of $1,000 thereof.

SECTION 5.  Certain Defined Terms.  Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Rate Stabilization Bonds of a particular Series, be as defined in Appendix A to the Indenture.  Additionally, Article II of the Indenture provides that with respect to a particular Series of Rate Stabilization Bonds, certain terms will have the meanings specified in the related Series Supplement.  With respect to the Series A Rate Stabilization Bonds, the following definitions shall apply:

“Initial Payment Date” shall mean the first Payment Date for a Tranche of  Series A Rate Stabilization Bonds specified in the Expected Amortization Schedule which is attached as Schedule A hereto.

“Minimum Denomination” shall mean $100,000, or integral multiples of $1,000 in excess thereof, except for one Rate Stabilization Bond of each Tranche which may be of a smaller denomination.

 “Rate Stabilization Bond Interest Rate” has the meaning set forth in Section 2 of this Series Supplement.

“Payment Date” has the meaning set forth in Section 3(b) of this Series Supplement.

“Periodic Interest” has the meaning set forth in Section 3(d) of this Series Supplement.

“Series Issuance Date” has the meaning set forth in Section 3(a) of this Series Supplement.

SECTION 6.  Delivery and Payment for the Series A Rate Stabilization Bonds; Form of the Series  A Rate Stabilization Bonds.  The Indenture Trustee shall deliver the Series A Rate Stabilization Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture.  The Series  A Rate Stabilization Bonds of each Tranche shall be in the form of Exhibits A-1 through A-3 hereto.

SECTION 7.  Ratification of Agreement.  As supplemented by this Series Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Series Supplement, shall be read, taken, and construed as one and the same instrument.  This Series Supplement amends, modifies and supplements the Indenture only in so far as it relates to the Series A Rate Stabilization Bonds.

EXHIBIT B
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SECTION 8.  Counterparts.  This Series Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 9. GOVERNING LAW.  THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN RATE STABILIZATION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH RATE STABILIZATION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

SECTION 10.  Issuer Obligation.  No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the Rate Stabilization Bonds, under the Indenture or under this Series Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a limited liability company interest in the Issuer (including BGE) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a limited liability company interest in the Issuer (including BGE) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers and BGE have any such obligations in their respective individual or corporate capacities).

EXHIBIT B
6

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

RSB BONDCO LLC, as Issuer
By:
Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely in its capacity as Indenture Trustee
By:
Name: Title:
By:
Name: Title:

Signature Page to Series Supplement

SCHEDULE A

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE PER TRANCHE

Payment Date	Tranche A-1	Tranche A-2	Tranche A-3
Series Issuance Date	$284,000,000	$220,000,000	$119,200,000
4/1/2008	$251,147,488	$220,000,000	$119,200,000
10/1/2008	$225,773,339	$220,000,000	$119,200,000
4/1/2009	$199,185,443	$220,000,000	$119,200,000
10/1/2009	$172,316,247	$220,000,000	$119,200,000
4/1/2010	$144,282,204	$220,000,000	$119,200,000
10/1/2010	$115,926,471	$220,000,000	$119,200,000
4/1/2011	$86,273,891	$220,000,000	$119,200,000
10/1/2011	$56,255,454	$220,000,000	$119,200,000
4/1/2012	$24,982,323	$220,000,000	$119,200,000
10/1/2012	$0	$213,247,968	$119,200,000
4/1/2013	$0	$180,215,385	$119,200,000
10/1/2013	$0	$146,608,497	$119,200,000
4/1/2014	$0	$111,665,142	$119,200,000
10/1/2014	$0	$76,055,636	$119,200,000
4/1/2015	$0	$39,080,909	$119,200,000
10/1/2015	$0	$1,349,098	$119,200,000
1/15/2016	$0	$0	$81,425,243
10/1/2016	$0	$0	$41,426,899
4/1/2017	$0	$0	$0

EXHIBIT C

FORM OF INVESTOR LETTER OF REPRESENTATION

[Date]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee
60 Wall Street
MS-NY C60-2606
26th Floor
New York, New York  10015
Attention:  Asset Backed Securities Unit – Mark DiGiacomo

RSB BONDCO LLC,
as Issuer
Suite 202
103 Foulk Road
Wilmington, Delaware  19803
Attention:  Manager

Re:	RSB BONDCO LLC Rate Stabilization Bonds - Series [ ], Tranche [_-_]

Ladies and Gentlemen:

[___________________] (the “Purchaser”) intends to purchase from [___________________] the [designate Rate Stabilization Bond] (the “Rate Stabilization Bond”), issued pursuant to that certain Indenture (the “Indenture”), dated as of June 29, 2007, among RSB BONDCO LLC, as Issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee (the “Indenture Trustee”) and that certain Series Supplement, dated as of [__________], 2007 (the “Series Supplement”) among the Issuer and the Indenture Trustee.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture and, if not defined therein, as defined in the Series Supplement.

In connection with the proposed transfer, the Purchaser represents and warrants to the Issuer and the Indenture Trustee that on [insert date of transfer], the Purchaser is either:

(a)           a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or

(b)            an “institutional accredited investor” as described in Rule 501(a)(l), (2), (3) or (7) under the Securities Act.

EXHIBIT C
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                                                          Very truly yours,

                                                    [PURCHASER]

                    By:  __________________________
                            Name:
                            Title:

EXHIBIT C
2

EXHIBIT D

FORM OF ERISA REPRESENTATION LETTER

[Date]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee
60 Wall Street
MS-NY C60-2606
26th Floor
New York, New York  10015
Attention:  Asset Backed Securities Unit – Mark DiGiacomo

RSB BONDCO LLC,
as Issuer
Suite 202
103 Foulk Road
Wilmington, Delaware  19803
Attention:  Manager

Re:	RSB BONDCO LLC Rate Stabilization Bonds - Series [ ], Tranche [_-_]

Ladies and Gentlemen:

[___________________] (the “Purchaser”) intends to purchase from [___________________] the [designate Rate Stabilization Bond] (the “Rate Stabilization Bond”), issued pursuant to that certain Indenture (the “Indenture”), dated as of June 29, 2007 among RSB BONDCO LLC, as Issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee (the “Indenture Trustee”) and that certain Series Supplement, dated as of [__________], 2007 (the “Series Supplement”) among the Issuer and the Indenture Trustee.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture and, if not defined therein, as defined in the Series Supplement.

In connection with the proposed transfer, the Purchaser represents and warrants to the Issuer and the Indenture Trustee that the Purchaser is not, and on [insert date of transfer] will not be, and on such date will not be investing the funds of, (a) an “employee benefit plan” as defined in and subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (c) an entity whose underlying assets include the assets of such employee benefit plan or plan or (d) a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

EXHIBIT D
1

                    Very truly yours,

                  [PURCHASER]

                    By:  ____________________
                            Name:
                            Title:

EXHIBIT D
2

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED
BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two (2) business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within thirty (30) calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within ninety (90) calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two (2) business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

EXHIBIT E
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Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two (2) business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within thirty (30) calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two (2) business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT E
2

APPENDIX A

DEFINITIONS

This is Appendix A to the Indenture.

A.           Defined Terms.  As used in the Indenture, the Sale Agreement, the LLC Agreement, the Servicing Agreement, the Administration Agreement, any Series Supplement or any other Basic Document as hereinafter defined, as the case may be (unless the context requires a different meaning), the following terms have the following meanings:

“Act” is defined in Section 10.03(a) of the Indenture.

“Actual QRSC Collections” means the sum of the QRSC Payments which are actually received by the Servicer, directly or indirectly (including through a Third-Party Collector), from or on behalf of Customers less an allowance for Charge-Offs.

“Addition Notice” means, with respect to the transfer of Subsequent Rate Stabilization Property to the Issuer pursuant to Section 2.02 of the Sale Agreement, notice, which shall be given by the Seller to the Issuer and the Rating Agencies not later than ten (10) days prior to the related Subsequent Transfer Date, specifying the Subsequent Transfer Date for such Subsequent Rate Stabilization Property.

“Administration Agreement” means the Administration Agreement, dated as of June 29, 2007, by and between BGE and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Office” means the office of the Issuer maintained pursuant to Section 3.02 of the Indenture.

“Amendatory Tariff” means an amendment or revision to a Tariff regarding the Qualified Rate Stabilization Charge filed with the PSC.

“Annual Accountant’s Report” is defined in Section 3.04 of the Servicing Agreement.

 “Applicable Qualified Rate Order” means, with respect to any Series, the Qualified Rate Order authorizing the creation of the Rate Stabilization Property pledged as collateral for such Series.

“Applicable Third-Party Collector” means, with respect to each Customer, the Third-Party Collector, if any, responsible for billing and collecting all charges to such Customer, including the Qualified Rate Stabilization Charges.

“Application” means the Application of BGE for a Qualified Rate Order to securitize rate stabilization and other qualified costs filed by BGE with the PSC dated November 3, 2007 pursuant to the Rate Stabilization Law, or any subsequent similar Application of BGE.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time.

“Basic Documents” means the Indenture, the Rate Stabilization Bonds, the Administration Agreement, the Sale Agreement, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, each Series Supplement, each Letter of Representations, each Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Benefit Plan” means, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six years maintained by such Person or any ERISA Affiliate of such person, or to which contributions by any such Person are or were at any time during the past six (6) years required to be made or under which such Person has or could have any liability or (b) is subject to the provisions of Title IV of ERISA.

“BGE” means Baltimore Gas and Electric Company, a Maryland corporation and any of its successors or permitted assigns.

“Bill” or “Bills” means each of the regular monthly bills, summary bills, Opening Bills and Closing Bills issued to Customers by BGE or Third-Party Collectors or to Third-Party Collectors by BGE on its own behalf and in its capacity as Servicer.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement and delivered pursuant to Section 2.03(i) of the Sale Agreement.

“Billed QRSCs” is defined in Annex I to the Servicing Agreement.

“Billing Period” means the period created by dividing the calendar year into twelve (12) consecutive periods of approximately twenty-one (21) Servicer Business Days.

“Book-Entry Form” means, with respect to any Rate Stabilization Bond or Series of Rate Stabilization Bonds, that such Rate Stabilization Bond or Series is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the applicable Series Supplement pursuant to which such Rate Stabilization Bond or Series was issued.

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“Book-Entry Rate Stabilization Bonds” means any Rate Stabilization Bonds issued in Book-Entry Form; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Rate Stabilization Bonds are to be issued to the Holder of such Rate Stabilization Bonds, such Rate Stabilization Bonds shall no longer be “Book-Entry Rate Stabilization Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Baltimore, Maryland or New York, New York are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

“Calculation Period” for any Series means initially, the period commencing on its Series Issuance Date and ending on the six month anniversary date of the Series Issuance Date and, thereafter, each period of six Collection Periods ending immediately preceding the next Semi-Annual True-Up Adjustment Date; provided, that, with respect to a Quarterly True-Up Adjustment, the Calculation Period for such Quarterly True-Up Adjustment shall mean each period of three Collection Periods ending immediately preceding the next Quarterly True-Up Adjustment Date; and, provided, that, if an Interim True-Up Adjustment is required, then the Calculation Period for such Interim True-Up Adjustment shall mean the Collection Periods commencing with the date on which such Interim True-Up Adjustment is implemented and ending on the date immediately preceding the next Semi-Annual True-Up Adjustment Date, or Quarterly  True-Up Adjustment Date, as applicable.

“Capital Contribution” means the amount of cash contributed to the Issuer by the Member as specified in the LLC Agreement.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit B attached to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on March 8, 2007 pursuant to which the Issuer was formed, as amended or amended and restated from time to time.

“Charge-Offs” means arrears that that have been written off to bad debt expense in accordance with generally accepted accounting principles.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

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“Closing Bill” means the final Bill issued to a Customer at the time electric service is terminated.

“Closing Date” means June 29, 2007.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means, with respect to any Series, the account established and maintained by the Indenture Trustee in accordance with Section 8.02(a) of the Indenture and any subaccounts contained therein.

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Collections Curve” means a forecast, prepared on an annual basis for twelve-month periods, of the percentages of amounts billed in each Billing Period that are expected to be received, without regard to Charge-Offs, on each Business Day during that Billing Period and during each of the following six months.

“Corporate Trust Office” means the principal office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office as of the Closing Date is located at 60 Wall Street, MS-NYC60-2606, 26th Floor, New York, New York  10005 Attention: Asset Backed Securities Unit-Mark DiGiacomo, Telephone: (908) 608-4091, Facsimile: (212) 553-2459 or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Rate Stabilization Bonds and the Issuer, or the principal corporate trust office of any successor trustee by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Customers” means all existing and future residential electric customers of BGE and all other existing and future residential electric customers who are obligated to pay Qualified Rate Stabilization Charges pursuant to any Qualified Rate Order or any Tariff.

“Daily Remittance” is defined in Section 6.10(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default as defined in Section 5.01 of the Indenture.

“Definitive Rate Stabilization Bonds” means Rate Stabilization Bonds issued in definitive form in accordance with  Section 2.13 of the Indenture.

“Delaware Financing Statements” means one or more Uniform Commercial Code financing statements to be filed in the appropriate filing office in the State of Delaware.

“Delaware UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware.

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“Depositing TPC” means a Third-Party Collector who provides a cash deposit pursuant to Section 3.05(e) of the Servicing Agreement.

“DTC” means The Depository Trust Company or any successor thereto.

“Electric Bill” or “Electric Bills” means the portion of each of the regular monthly bills, summary bills, Opening Bills and Closing Bills issued to Customers by BGE or Third-Party Collectors or to Third-Party Collectors by BGE on its own behalf and in its capacity as Servicer reflecting the amount owed by the Customer for electric service, including, but not limited to Billed QRSCs.

“Eligible Account” means either a segregated non-interest-bearing trust account (a) with an Eligible Institution or (b) with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means:

(a)           the corporate trust department of the Indenture Trustee or a subsidiary thereof, so long as any of the securities of the Indenture Trustee or a subsidiary thereof have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade; or

(b)           a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA by Standard & Poor’s, A2 by Moody’s, and AAA by Fitch or (B) a certificate of deposit rating of A-1+ by Standard & Poor’s and P-1 by Moody’s or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

If so qualified under clause (b) above, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” mean instruments or investment property which evidence:

(a)           direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)           demand deposits, time deposits, certificates of deposit or bankers’ acceptances of depository institutions meeting the requirements of clause (b) of the definition of Eligible Institution;

(c)           commercial paper (other than commercial paper of BGE or any of its Affiliates) having, at the time of the investment or contractual commitment to invest

5

    therein, a rating from each of the Rating Agencies from which a rating is available in the highest investment category granted thereby;

(d)           investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s, Standard & Poor’s and Fitch, if rated by Fitch;

(e)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with depository institutions or trust companies meeting the requirements of clause (b) of the definition of Eligible Institutions;

(f)           repurchase obligations with respect to any security or whole loan entered into with:

(g)                        (i)           a depository institution or trust company (acting as principal) meeting the requirements of clause (b) of the definition of Eligible Institutions,

(ii)           a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of entering into this repurchase obligation, or

(iii)           an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(h)           any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day immediately preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments which are redeemable on demand shall be deemed to satisfy the foregoing requirement).  Notwithstanding the foregoing, any securities or investments which mature in thirty-two (32) days or more shall not be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least A1 from Moody’s and A+ from Standard & Poor’s, any securities or investments described in clauses (b) through (f) above which have  maturities of less than or equal to three (3) months shall not be “Eligible Investments” unless the issuer thereof has a long-term and short-term unsecured debt rating of at least A1/P-1 from Moody’s and any securities or investments described in clauses (b) through (f) above which  have maturities of more than three (3) months shall not be an “Eligible Investment”

6

unless the issuer thereof has a long-term and short-term unsecured debt rating of at least Aa3/P-1 from Moody’s.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means with respect to any Person at any time, each trade or business (whether or not incorporated) that would, at that time, be treated together with such Person as a single employer under Section 401 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Estimated QRSC Collections” means the sum of the QRSC Payments which are deemed to have been received by the Servicer, directly or indirectly (including through a Third-Party Collector), from or on behalf of Customers, based on the Collections Curve less an allowance for Charge-Offs, to be remitted to the Collection Account.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Excess Remittance” means the amount, if any, calculated for a particular Reconciliation Period, by which all Estimated QRSC Collections remitted to the Collection Account during such Reconciliation Period exceed Actual QRSC Collections during such Reconciliation Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means, with respect to any Series or Tranche, the expected amortization schedule for such Series or Tranche set forth in the related Series Supplement.

“FDIC” means the Federal Deposit Insurance Corporation or any Governmental Authority succeeding to the duties of such agency.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Book-Entry Securities” means securities issued in book-entry form by the United States Treasury.

“FERC” means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the duties of such commission.

“Final” means, with respect to any Qualified Rate Order, that such Qualified Rate Order has become final, is not being appealed and that the time for filing an appeal therefrom has expired.

7

“Final Maturity Date” means, with respect to any Series or Tranche of Rate Stabilization Bonds, the Final Maturity Date therefor, as specified in the related Series Supplement.

“Financial Asset” means “financial asset” as set forth in Section 8-102(a)(9) of the NY UCC.

“Financing Credit Order” means the Financing Credit Order dated December 28, 2006, as corrected on January 2, 2007, issued by the PSC (Order No. 81182).

 “Fitch” means Fitch, Inc. or any successor thereto.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Global Rate Stabilization Bond” means a Rate Stabilization Bond evidencing all or any part of a Series of Rate Stabilization Bonds to be issued to the Holders thereof in Book-Entry Form, which Global Rate Stabilization Bond shall be issued to the Clearing Agency, or its nominee, for such Series, in accordance with Section 2.11 of the Indenture and the applicable Series Supplement pursuant to which the Rate Stabilization Bond is issued.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the related Series Supplement.  A Grant of the Rate Stabilization Bond Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Rate Stabilization Bond Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder”, “Registered Holder” or “Bondholder” means the Person in whose name a Rate Stabilization Bond is registered on the Rate Stabilization Bond Register.

“Indenture” means the Indenture, dated as of June 29, 2007, by and between the Issuer and Deutsche Bank Trust Company Americas, a New York banking corporation, as Indenture Trustee and as Securities Intermediary, as originally executed and, as from time to time supplemented or amended by one or more Series Supplements or indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture,

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as so supplemented or amended, or both, and shall include the forms and terms of the Rate Stabilization Bonds established thereunder.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Rate Stabilization Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01 of the LLC Agreement.

“Independent Manager Fee” is defined in Section 4.01(a) of the LLC Agreement.

“Indirect Participant” means a securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

“Initial Payment Date” means the first Payment Date set forth in the Expected Amortization Schedule relating to any Series or Tranche.

“Initial Qualified Rate Order ” means the final Qualified Rate Order dated December 28, 2006 issued by the PSC pursuant to the Rate Stabilization Law, Case No. 9089 (Order No. 81181).

“Initial Rate Stabilization Bonds” means the Series A Rate Stabilization Bonds issued pursuant to the Initial Qualified Rate Order.

“Initial Rate Stabilization Property” means all Rate Stabilization Property created in favor of the Issuer pursuant to the Initial Qualified Rate Order, including the right to impose, collect and receive the Qualified Rate Stabilization Charges authorized in the Initial Qualified Rate Order, and sold, transferred, assigned, set over and conveyed by the Seller to the Issuer as of the Closing Date pursuant to the Sale Agreement.

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“Initial Tariff” means the initial Tariff filed with the PSC to evidence the Qualified Rate Stabilization Charges pursuant to the Initial Qualified Rate Order.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Law” means any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect.

“Interim True-Up Adjustment” means each adjustment to the Qualified Rate Stabilization Charges made pursuant to the terms of the related Qualified Rate Order and in accordance with Section 4.01(b)(ii) of the Servicing Agreement.

“Interim True-Up Adjustment Date” means the effective date of any Interim True-Up Adjustment.

“Internal Revenue Service” means the Internal Revenue Service of the United States of America.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuance Advice Letter” means the final Issuance Advice Letter filed with the PSC pursuant to the Qualified Rate Order with respect to any Qualified Rate Stabilization Charges.

“Issuer” means RSB BondCo LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Rate Stabilization Bonds.

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“Issuer Order” and “Issuer Request” mean a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Rate Stabilization Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim, equity or encumbrance of any kind.

“LLC Act” means the Delaware Limited Liability Company Act, as amended.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of RSB BondCo LLC, dated as of June 29, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Losses” means (i) any and all amounts of principal and interest on the Rate Stabilization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or any Qualified Rate Order which are not made when so required and (ii) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Maryland UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Maryland.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Minimum Denomination” shall mean $100,000, or integral multiples of $1,000 in excess thereof, except for one Rate Stabilization Bond of each Tranche which may be of a smaller denomination.

“Monthly Servicer’s Certificate” means a certificate, substantially in the form of Exhibit A to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Notice of Default” is defined in Section 5.01 of the Indenture.

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“NY UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Opening Bill” means the first Bill issued to a Customer at the time electric service is initiated.

“Operating Expenses” means all fees, costs, expenses and indemnity payments of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee, any Manager, including any Independent Manager, legal and accounting fees of the Issuer, Rating Agency fees, costs and expenses of the Servicer under the Servicing Agreement, including legal costs of the Servicer under Section 5.02(d) of the Servicing Agreement, costs and expenses of the Seller under the Sale Agreement, including legal costs of the Seller under Section 4.07 of the Sale Agreement, and any taxes owed on investment income in the Collection Account, but excluding the Servicing Fee and the Administration Fee.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

“Outstanding” means, as of the date of determination, all Rate Stabilization Bonds theretofore authenticated and delivered under this Indenture except:

(a)           Rate Stabilization Bonds theretofore canceled by the Rate Stabilization Bond Registrar or delivered to the Rate Stabilization Bond Registrar for cancellation;

(b)           Rate Stabilization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Rate Stabilization Bonds; and

(c)           Rate Stabilization Bonds in exchange for or in lieu of other Rate Stabilization Bonds which have been issued pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Rate Stabilization Bonds are held by a Protected Purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Rate Stabilization Bonds or any Series or Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Rate Stabilization Bonds owned by the Issuer, any other obligor upon the Rate Stabilization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be

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disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Rate Stabilization Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded.  Rate Stabilization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Rate Stabilization Bonds and that the pledgee is not the Issuer, any other obligor upon the Rate Stabilization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Rate Stabilization Bonds or, if the context requires, all Rate Stabilization Bonds of a Series or Tranche, Outstanding at the date of determination.

“Paying Agent” means with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Rate Stabilization Bonds pursuant to the Indenture.

“Payment Date” means, with respect to any Series or Tranche of Rate Stabilization Bonds, the dates specified in the related Series Supplement; provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

“Periodic Billing Requirement” means, for any Calculation Period, the aggregate amount of Qualified Rate Stabilization Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirements on or before the end of the Collection Period immediately preceding the next Semi-Annual True-Up Adjustment Date, or Quarterly True-Up Adjustment Date, as applicable.

“Periodic Interest” means, with respect to any Payment Date and any Series of Rate Stabilization Bonds, the periodic interest for such Payment Date and Series as specified in the related Series Supplement.

“Periodic Payment Requirement” for any Calculation Period means the total dollar amount of QRSC Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and which will be available for payments on the Rate Stabilization Bonds at the end of such Calculation Period and including any shortfalls in Periodic Payment Requirements for any prior Calculation Period) in order to ensure that, as of the last Payment Date occurring in such Calculation Period, (1) all accrued and unpaid interest on the Rate Stabilization Bonds then due shall have been paid in full, (2) the Outstanding Amount of the Rate Stabilization Bonds is equal to the Projected Unrecovered Balance, (3) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level and (4) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided that, with respect to any

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Quarterly True-Up Adjustment or Interim True-Up Adjustment occurring after the last Scheduled Final Payment Date for any Rate Stabilization Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient Qualified Rate Stabilization Charges will be collected to retire such Rate Stabilization Bonds in full as of the earlier of (x) the Payment Date preceding the next Quarterly True-Up Adjustment Date and (y) the Final Maturity Date for such Rate Stabilization Bonds.

“Periodic Principal” means, with respect to any Payment Date and any Series of Rate Stabilization Bonds, the excess, if any, of the Outstanding Amount of such Series of Rate Stabilization Bonds over the outstanding Unrecovered Balance specified for such Payment Date on the Expected Amortization Schedule.

“Permitted Lien” means the Lien created by the Indenture.

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“PJM” means PJM Interconnection, LLC, a limited liability company.

“Predecessor Rate Stabilization Bond” means, with respect to any particular Rate Stabilization Bond, every previous Rate Stabilization Bond evidencing all or a portion of the same debt as that evidenced by such particular Rate Stabilization Bond, and, for the purpose of this definition, any Rate Stabilization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Rate Stabilization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Rate Stabilization Bond.

“Proceedings” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unrecovered Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of each Series of Rate Stabilization Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“PSC” means the Public Service Commission of Maryland, or any Governmental Authority succeeding to the duties of such commission.

“PSC Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Utilities Code.

“QRSC Collections” means Qualified Rate Stabilization Charges remitted to the Collection Account.

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“QRSC Payments” means the payments, including any partial payments allocated in accordance with Section 6(b) of Annex 1 of the Servicing Agreement, made by or on behalf of Customers (including through a Third-Party Collector) based on the Qualified Rate Stabilization Charges.

“Qualified Costs” means all rate stabilization costs as defined in Section 7-520(g)(1) and (2) of the Rate Stabilization Law.

“Qualified Rate Order” means, as the context may require, (i) the Initial Qualified Rate Order and/or (ii) any Subsequent Qualified Rate Order.

“Qualified Rate Stabilization Charge” means any qualified rate stabilization charge as defined in Section 7-520(e) of the Rate Stabilization Law which is authorized by a Qualified Rate Order.

“Quarterly True-Up Adjustment” means each adjustment to the Qualified Rate Stabilization Charges made pursuant to the terms of the related Qualified Rate Order in accordance with Section 4.01(b)(iv) of the Servicing Agreement.

“Quarterly True-Up Adjustment Date” means the rolling three month anniversary date of the Series Issuance Date of the Initial Rate Stabilization Bonds, commencing on June 29, 2017 (or, in the case of any subsequent Series, the rolling three month anniversary date of such Series, based on its Series Issuance Date, beginning with the first such date after the Scheduled Final Payment Date of the last Tranche of such Series).

“Rate Stabilization Bond Collateral” has the meaning specified in the Indenture.

“Rate Stabilization Bond Interest Rate” means, with respect to any Series or Tranche of Rate Stabilization Bonds, the rate at which interest accrues on the Rate Stabilization Bonds of such Series or Tranche, as specified in the related Series Supplement.

“Rate Stabilization Bond Register” means the register maintained pursuant to Section 2.05 of the Indenture, providing for the registration of the Rate Stabilization Bonds and transfers and exchanges thereof.

“Rate Stabilization Bond Registrar” means the registrar at any time of the Rate Stabilization Bond Register, appointed pursuant to Section 2.05 of the Indenture.

“Rate Stabilization Bonds” means one or more Series of Rate Stabilization Bonds authorized by the Initial Qualified Rate Order and any Subsequent Qualified Rate Order and issued under the Indenture.

“Rate Stabilization Law” means §§7-520 – 7-549 of the Maryland Public Utility Companies Article, as amended from time to time.

“Rate Stabilization Property” means all rate stabilization property as defined in Section 7-520(i)(1) and (2) of the Rate Stabilization Law created pursuant to a Qualified

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Rate Order and sold or otherwise conveyed to the Issuer under the Sale Agreement, including the Initial Rate Stabilization Property and any Subsequent Rate Stabilization Property.  As used in the Basic Documents, unless the context requires otherwise, the term “Rate Stabilization Property” when used with respect to BGE includes the contract rights of BGE that exist prior to the time that such rights are first transferred in connection with the issuance of the Rate Stabilization Bonds, at which time they become rate stabilization property in accordance with Section 7-537 of the Rate Stabilization Law.

“Rate Stabilization Property Notices” means rate stabilization property notices filed with the Maryland State Department of Assessments and Taxation pursuant to Section 7-542 of the Rate Stabilization Law.

“Rate Stabilization Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Rating Agency” , with respect to any Series or Tranche of Rate Stabilization Bonds, means any of Moody’s, Standard & Poor’s or Fitch which provides a rating with respect to such Series of Rate Stabilization Bonds.  If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, the notification in writing by the Issuer of such action to each Rating Agency , and written confirmation from Standard & Poor’s to the Seller, the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Tranche of Rate Stabilization Bonds.

“Reconciliation Date” means the last Business Day of September of each year, commencing with September 30, 2008 and continuing through September 30, 2019  (or such earlier month as the Servicer shall have specified to the Issuer and the Indenture Trustee by not less than thirty days prior written notice).

“Reconciliation Period” means, with respect to the twelve-month period ending the last day of June of each year; provided, that the initial Reconciliation Period shall commence on the Closing Date and that a shorter Reconciliation Period may be established pursuant to Section 6.10(d) of the Servicing Agreement.

“Record Date” means, with respect to a Payment Date, in the case of Definitive Rate Stabilization Bonds, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date occurs, and, in the case of Book-Entry Rate Stabilization Bonds, the close of business one Business Day prior to such Payment Date.

“Registration Statement” means the registration statement of the Sponsor and the Issuer on Form S-3 (File No. 333-141366), filed with the SEC under the Securities Act

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relating to the offering and sale of the Rate Stabilization Bonds and including all amendments thereto, and any subsequent registration statement relating to Rate Stabilization Bonds and including all amendments thereto.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

“Remittance Requirement” means, with respect to any Third-Party Collector, the requirement that such Third-Party Collector remit Qualified Rate Stabilization Charges to the Servicer within a prescribed number of days of billing by the Servicer in accordance with applicable Requirements of Law or any agreement with BGE.

“Remittance Shortfall” means the amount, if any, calculated for a particular Reconciliation Period, by which Actual QRSC Collections during such Reconciliation Period exceed all Estimated QRSC Collections remitted to the Collection Account during such Reconciliation Period.

“REP” means a retail electric provider as defined in the Qualified Rate Order.

 “Required Capital Level” means, with respect to each Series of Rate Stabilization Bonds, an amount equal to 0.50% of the initial principal amount of such Series, or such other amount as may be permitted or required under the Applicable Qualified Rate Order and applicable Internal Revenue Service rulings, deposited into the Capital Subaccount by the Member prior to or upon the issuance of such Series.

“Requirements of Law” means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law, including the Utilities Code (including the Rate Stabilization Law), PSC Regulations, any applicable Qualified Rate Order, any Tariff and Regulation AB.

“Responsible Officer” means with respect to (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, Assistant Vice President, Secretary or Assistant Treasurer, Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual or the Indenture Trustee), any duly authorized officer or member of such

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Person, as the context may require, who is authorized to act in matters relating to such Person.

“Restricted Plan” means (a) an “employee benefit plan” as defined in and subject to Title I of ERISA, (b) a “plan” as defined in and subject to section 4975 of the Code, (c) an entity whose underlying assets include the assets of such employee benefit plan or (d) a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code.

“Retirement of the Rate Stabilization Bonds” means any day on which the final distribution is made to the Indenture Trustee in respect of the last Outstanding Rate Stabilization Bonds.

“Sale Agreement” means the Rate Stabilization Property Purchase and Sale Agreement, dated as of June 29, 2007, by and between BGE and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Scheduled Final Payment Date” means, with respect to each Series or, if applicable, each Tranche of Rate Stabilization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Series or Tranche in accordance with the Expected Amortization Schedule, as specified in the related Series Supplement.  For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Series or Tranche shall be the last Payment Date set forth in the Expected Amortization Schedule relating to such Series or Tranche.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to the duties of such commission.

“Secretary of State” means the Secretary of State of the State of Delaware or the Secretary of State of the State of Maryland, as the case may be, or any Governmental Authority succeeding to the duties of such offices.

“Secured Obligations” is defined in the applicable Series Supplement with respect to each Series or Tranche of Rate Stabilization Bonds.

“Secured Parties” means, with respect to each Series, the Indenture Trustee, the relevant Bondholders and any credit enhancer described in the applicable Series Supplement.

“Securities Account” means the Collection Account (to the extent it constitutes a securities account as defined in the NY UCC and Federal Book-Entry Regulations).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means Deutsche Bank Trust Company Americas, a New York banking corporation, solely in the capacity of a “securities intermediary” as

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defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

 “Security Entitlement” means “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to Financial Assets now or hereafter credited to the Securities Account and, with respect to Federal Book-Entry Regulations, with respect to Federal Book-Entry Securities now or hereafter credited to the Securities Account, as applicable.

“Seller” is defined in the preamble of the Sale Agreement.

“Semi-Annual True-Up Adjustment” means each adjustment to the Qualified Rate Stabilization Charges made pursuant to the terms of the related Qualified Rate Order in accordance with Section 4.01(b)(i) of the Servicing Agreement.

“Semi-Annual True-Up Adjustment Date” means the rolling six month anniversary date of the Series Issuance Date of the Initial Rate Stabilization Bonds, commencing on December 29, 2007 (or, in the case of any subsequent Series, the corresponding rolling six month anniversary date of such Series based on its Series Issuance Date).

“Series” means each series of Rate Stabilization Bonds issued and authenticated pursuant to the Indenture and a related Series Supplement.

“Series Issuance Date” means, with respect to any Series, the date on which the Rate Stabilization Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the related Series Supplement.

“Series Supplement” means an indenture supplemental to the Indenture that authorizes the issuance of a particular Series of Rate Stabilization Bonds, a form of which is attached as Exhibit B to the Indenture.

“Series Rate Stabilization Bond Collateral” has the meaning specified in the Indenture.

“Servicer” means BGE, as Servicer under the Servicing Agreement, or any successor Servicer to the extent permitted under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, Sunday or holiday on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer’s Certificate” means a certificate, substantially in the form of Exhibit C to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 4.01(c)(ii) of the Servicing Agreement.

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“Servicing Agreement” means the Rate Stabilization Property Servicing Agreement, dated as of June 29, 2007, by and between the Issuer and BGE, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date for services rendered during the period from, but not including, the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the current Payment Date, determined pursuant to Section 6.05 of the Servicing Agreement.

“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Rate Stabilization Property, including QRSC Payments, and all other Rate Stabilization Bond Collateral for the benefit of the Issuer and the Holders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with all applicable procedures and requirements established by the PSC for collection of electric utility tariffs and (iii) in accordance with the other terms of the Servicing Agreement.

“Special Member” is defined in Section 1.02 of the LLC Agreement.

“Special Payment” means with respect to any Series or Tranche of Rate Stabilization Bonds, any payment of principal of or interest on (including any interest accruing upon default), or any other amount in respect of, the Rate Stabilization Bonds of such Series or Tranche that is not actually paid within five (5) days of the Payment Date applicable thereto.

“Special Payment Date” means the date on which a Special Payment is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means with respect to any Special Payment Date, the close of business on the fifteenth (15th) day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means BGE, in its capacity as “sponsor” of the Rate Stabilization Bonds within the meaning of Regulation AB.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of Maryland as set forth in Section 7-535(d) of the Rate Stabilization Law.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

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“Subsequent Closing Date” means any date (other than the Closing Date) specified in a Series Supplement under which Rate Stabilization Bonds of any Series or Tranche are issued.

“Subsequent Creation Date” means any date on which Subsequent Rate Stabilization Property is created in favor of BGE pursuant to a Subsequent Qualified Rate Order.

“Subsequent Qualified Rate Order” means a qualified rate order (other than the Initial Qualified Rate Order ) issued hereafter by the PSC in favor of BGE.

“Subsequent Sale” means the sale of Initial Rate Stabilization Property or Subsequent Rate Stabilization Property after the Closing Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

“Subsequent Tariff” means a Tariff filed with the PSC in connection with a Subsequent Qualified Rate Order.

“Subsequent Transfer Date” means any date on which a Subsequent Sale will be effective, as specified in an Addition Notice.

“Subsequent Rate Stabilization Property” means Rate Stabilization Property (identified in the related Bill of Sale) sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means any tariff filed by BGE  with the PSC pursuant to the Rate Stabilization Law to evidence any Qualified Rate Stabilization Charges, or any other applicable tariff filed by BGE with the PSC.

“Temporary Rate Stabilization Bonds” means Rate Stabilization Bonds executed, and upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pursuant to Section 2.04 of the Indenture, pending the preparation of Definitive Rate Stabilization Bonds.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

“Third-Party Collector” means each third party, including each REP, electric utility, municipally owned utility and/or cooperative, which, pursuant to applicable Requirements of Law or any agreement with BGE, is obligated to bill, pay or collect Qualified Rate Stabilization Charges.

“TPC Credit Requirements” means the credit and collection policies applicable to Third-Party Collectors pursuant to applicable Requirements of Law or contractual obligations.

“TPC Deposit Accounts” is defined in Section 8.02(g) of the Indenture.

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“TPC Deposit Requirements” means the deposit, credit rating and alternative credit support requirements applicable to Third-Party Collectors pursuant to applicable Requirements of Law or contractual obligations.

“Tranche” means, with respect to any Series of Rate Stabilization Bonds, any one of the tranches of Rate Stabilization Bonds of that Series.

“Transfer Date” means, with respect to the Initial Rate Stabilization Property, the Closing Date and, with respect to any Subsequent Rate Stabilization Property, the Subsequent Transfer Date related thereto.

“Transferred Rate Stabilization Property” means, collectively, the Initial Rate Stabilization Property and any Subsequent Rate Stabilization Property.

“Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“True-Up Adjustment” means any Semi-Annual True-Up Adjustment or Interim True-Up Adjustment, as the case may be.

“True-Up Adjustment Mechanism” means the mechanism by which the Servicer adjusts the Qualified Rate Stabilization Charge through a True-Up Adjustment pursuant to Section 4.01(b) of the Servicing Agreement.

“Trust Indenture Act” or “TIA” means the Trust  Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” means the underwriters who purchase Rate Stabilization Bonds of any Series or Tranche from the Issuer and resell such Rate Stabilization Bonds in a public offering pursuant to the Registration Statement.

“Underwriting Agreement” means (i) with respect to the initial Series, the Underwriting Agreement, dated as of June 22, 2007, by and among BGE, the Underwriters and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time, and (ii) with respect to any subsequent Series, an underwriting agreement by and among BGE, the Underwriters and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Unrecovered Balance” means, as of any Payment Date, the sum of the Outstanding Amount of each Series of Rate Stabilization Bonds less the amount in the Excess Funds Subaccount available to make principal payments on such Series of Rate Stabilization Bonds.

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“Unregistered Rate Stabilization Bonds” means any Rate Stabilization Bonds not registered under the Securities Act or the securities laws of any other jurisdiction.

“Utilities Code” means the Maryland Public Utility Companies Article of the Annotated Code of Maryland, as amended from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

B.           Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles.  To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.  As used in the Basic  Documents, the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings.  All references to any Person shall include such Person’s permitted successors.

C.           Computation of Time Periods.  Unless otherwise stated in any of the Basic Documents, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

D.           Reference; Captions.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document; and references to “Section”, “subsection”, “Schedule” and “Exhibit” in any Basic Document are references to Sections, subsections, Schedules and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.  The various captions (including the tables of contents) in each Basic  Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

E.           The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

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